UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

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[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

Assurant, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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April 27, 2005
Dear Stockholder:
      You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Assurant, Inc. (“Assurant”). The meeting will be held on June 2, 2005 at 9:30 a.m. at the Bull Run Conference Center located at 52 William Street, 2nd Floor, New York, NY 10005. The formal notice and proxy statement for this meeting are attached to this letter.
      We hope you attend the Annual Meeting. Even if you currently plan to attend the meeting, however, it is important that you sign, date and return your enclosed proxy card, in the manner described on the proxy card, as soon as possible. You may still vote in person at the Annual Meeting if you desire by withdrawing your proxy, but returning your proxy card now will assure that your vote is counted if your plans change and you become unable to attend.
      Your vote is important, regardless of the number of shares you own. We urge you to indicate your approval by voting FOR each of the matters indicated in the notice and described in the proxy statement.
      On behalf of the Board of Directors, I thank you for your assistance.

Sincerely,

J. Kerry Clayton
President and Chief Executive Officer

Assurant, Inc.
One Chase Manhattan Plaza
41st Floor
New York, NY 10005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 2, 2005

To the Stockholders of ASSURANT, INC.:
      Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Assurant, Inc. (“Assurant”) will be held at the Bull Run Conference Center, 52 William Street, 2nd Floor, New York, NY 10005 on June 2, 2005 at 9:30 a.m., local time, for the following purposes:

1. To elect four persons to our Board of Directors;

2. To ratify the appointment of PricewaterhouseCoopers LLP as Assurant’s Independent Registered Public Accounting Firm for the year ending December 31, 2005; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.
      The proposals described above are more fully described in the accompanying proxy statement, which forms a part of this Notice.
      If you plan to attend the Annual Meeting, please notify the undersigned at the address set forth above so that appropriate preparations can be made.
      The Board of Directors has fixed April 12, 2005 as the record date for the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. A list of those stockholders will be available for inspection at the offices of Assurant located at One Chase Manhattan Plaza, 41st Floor, New York, NY 10005 commencing at least ten days before the Annual Meeting.
      Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card, or submit your voting instructions in the manner described on the enclosed proxy card. If you choose to return the enclosed proxy card via United States mail, a return envelope that requires no postage for mailing in the United States is enclosed for this purpose. If you are present at the Annual Meeting you may, if you wish, withdraw your proxy and vote in person. Thank you for your interest and consideration of the proposals listed above.

By Order of the Board of Directors

Katherine Greenzang
Senior Vice President,
General Counsel and Secretary
April 27, 2005
EACH VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY CARD AND MAIL IT IN THE ENCLOSED RETURN ENVELOPE.

ASSURANT, INC.
One Chase Manhattan Plaza
41st Floor
New York, NY 10005
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 2, 2005
       This Proxy Statement is furnished to stockholders of Assurant, Inc. (which we sometimes refer to in this proxy statement as “Assurant” or the “Company”) in connection with the solicitation by the Board of Directors of Assurant of proxies to be voted at the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Bull Run Conference Center, 52 William Street, 2nd Floor, New York, NY on June 2, 2005, at 9:30 a.m. or at any adjournment or postponement thereof. We expect to mail the proxy solicitation materials for the Annual Meeting on or about April 27, 2005.
      The principal solicitation of proxies for the Annual Meeting is being made by mail. Officers, directors and employees of Assurant, none of whom will receive additional compensation therefor, may also solicit proxies by telephone or other personal or electronic contact. We have retained Mellon Investor Services LLC to assist in the solicitation of proxies for an estimated fee of $6,000 plus reimbursement of expenses. We will bear the cost of the solicitation of proxies, including postage, printing and handling, and will reimburse brokerage firms and other record holders of shares beneficially owned by others for their reasonable expenses incurred in forwarding solicitation material to beneficial owners of shares.
      A stockholder may revoke his or her proxy at any time before it is voted by delivering a later dated, signed proxy or other written notice of revocation to the Corporate Secretary of Assurant. Any record holder of shares present at the Annual Meeting may also withdraw his or her proxy and vote in person on each matter brought before the Annual Meeting. All shares represented by properly signed and returned proxies in the accompanying form, unless revoked, will be voted in accordance with the instructions given thereon. If no instructions are given, the shares will be voted in favor of Proposals One and Two described in this Proxy Statement.
      Only stockholders of record at the close of business on the April 12, 2005, the record date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting or at any postponement or adjournment thereof. As of the close of business on that date, 138,813,659 shares of our Common Stock, par value $0.01 per share (the “Common Stock”), were outstanding. Common Stock holders will each be entitled to one vote per share of Common Stock held by them. In addition, on the record date, we had 24,160 shares of Preferred Stock, par value $1.00 per share (the “Preferred Stock”), outstanding and entitled to vote on all matters to be voted upon at the Annual Meeting. All shares of Preferred Stock are held of record by Robert S. DeLue and Rita DeLue, as trustees of The Robert S. and Rita DeLue 1995 Revocable Family Trust. The holders of Preferred Stock are entitled to one vote per share of Preferred Stock held by them and vote with the holders of Common Stock as a single class, and not as a separate class.
      Votes cast in person or by proxy at the Annual Meeting will be tabulated by the inspector of elections appointed for the meeting. Pursuant to Assurant’s Bylaws and the Delaware General Corporation Law (the “DGCL”), the presence of the holders of shares representing a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, whether in person or by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Under the DGCL, abstentions and “broker non-votes” will be treated as present for purposes of determining the presence of a quorum. Broker non-votes are proxies from brokers or nominees as to which such persons have not received instructions from the beneficial owners or other persons entitled to vote with respect to a matter on which the brokers or nominees do not have the discretionary power to vote.
      The election of each of the director nominees under Proposal One requires that each director be elected by the holders of a plurality of the voting power present in person or represented by proxy and entitled to vote at the Annual Meeting. The approval of Proposal Two requires the affirmative vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting. Abstentions are not considered “votes cast,” so they will be disregarded when calculating the votes cast for and against Proposal One, and therefore, will have no legal effect with respect to the vote on Proposal One. For purposes of determining approval of Proposal Two, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote “against” Proposal Two.
      A broker non-vote will be deemed “not entitled to vote” on the proposal for which the non-vote is indicated and will, therefore, have no legal effect on the voting for Proposal One and Proposal Two.

STOCK PERFORMANCE GRAPH
      The following chart compares the total stockholder returns (stock price increase plus dividends) on our Common Stock from the date of our initial public offering on February 4, 2004 through December 31, 2004 with the total stockholder returns for the S&P 400 Midcap Index, as the broad equity market index, and the S&P 400 Multi-Line Insurance Index, as the published industry index. The graph assumes that the value of the investment in the Common Stock and each index was $100 on February 4, 2004 and that all dividends were reinvested.
Comparison of Five-Year Cumulative Total Returns

Total Return to Shareholders
(includes reinvestment dividends)
INDEXED RETURNS
Months Ending

	Base
	Period
Company/Index	4 Feb 04	Feb 04	Mar 04	Apr 04	May 04	Jun 04	Jul 04	Aug 04	Sep 04	Oct 04	Nov 04	Dec 04

ASSURANT, INC	100	117.00	114.32	110.73	114.41	120.24	111.22	121.29	118.82	123.30	137.42	139.94

S&P 400 MIDCAP INDEX	100	101.80	102.24	98.88	100.93	103.23	98.41	98.15	101.06	102.68	108.79	113.35

S&P 400 MULTI-LINE INSURANCE INDEX	100	103.65	102.15	100.44	100.58	104.12	98.16	97.31	97.28	99.57	109.24	107.80

MONTHLY RETURN PERCENTAGE
Months Ending

Company/Index	Feb 04	Mar 04	Apr 04	May 04	Jun 04	Jul 04	Aug 04	Sep 04	Oct 04	Nov 04	Dec 04

ASSURANT, INC	17.00	(2.29)	(3.14)	3.33	5.10	(7.51)	9.06	(2.03)	3.77	11.45	1.83

S&P 400 MIDCAP INDEX	1.80	0.42	(3.28)	2.07	2.28	(4.67)	(0.26)	2.96	1.60	5.96	4.19

S&P 400 MULTI-LINE INSURANCE INDEX	3.65	(1.45)	(1.67)	0.14	3.52	(5.73)	(0.86)	(0.03)	2.35	9.71	(1.31)

EXECUTIVE OFFICERS
      The table below sets forth certain information concerning our executive officers as of February 15, 2005:

Name	Age	Positions

J. Kerry Clayton	59	President, Chief Executive Officer and Director
Robert B. Pollock	50	Executive Vice President and Chief Financial Officer
Lesley Silvester	57	Executive Vice President
Michael J. Peninger	49	Executive Vice President; President and Chief Executive Officer of Assurant Employee Benefits
Alan W. Feagin	58	Executive Vice President; President and Chief Executive Officer of Assurant PreNeed
Donald Hamm	50	Executive Vice President; President and Chief Executive Officer of Assurant Health
Philip Bruce Camacho	46	Executive Vice President; President and Chief Executive Officer of Assurant Solutions
Katherine Greenzang	41	Senior Vice President, General Counsel and Secretary
Jeffrey Helman	51	Senior Vice President and General Auditor
Christopher Pagano	41	Senior Vice President; President and Chief Investment Officer of Assurant Asset Management
Larry M. Cains	57	Senior Vice President, Investor Relations
Robert Haertel	49	Senior Vice President, Compensation and Benefits
Edwin L. Harper	63	Senior Vice President, Public Affairs/Government Relations
Barbara R. Hege	61	Senior Vice President, Finance (Taxation)
Lance R. Wilson	57	Senior Vice President and Chief Information Officer
John Sondej	39	Senior Vice President, Controller and Principal Accounting Officer
Miles B. Yakre	36	Senior Vice President, Corporate Actuary and Treasurer
William D. Greiter(1)	50	Senior Vice President, Corporate Development
      J. Kerry Clayton, President, Chief Executive Officer and Director. Biography available under “PROPOSAL ONE — ELECTION OF DIRECTORS — Director Nominees.”
      Robert B. Pollock, Executive Vice President and Chief Financial Officer. Mr. Pollock has been our Executive Vice President and Chief Financial Officer since January 1999. He is also the Chairman of Assurant Solutions. From 1993 to 1999, he served as President and Chief Executive Officer of Assurant Employee Benefits. Mr. Pollock began his career as an actuary at CUNA Mutual Insurance Group in 1974. He then joined the Company as a staff actuary at Assurant Employee Benefits in 1981. In July 1992, Mr. Pollock was appointed Senior Vice President, Group Life and Disability at Assurant Employee Benefits. In July 1993, he was appointed President and Chief Executive Officer of Assurant Employee Benefits. He is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries. Mr. Pollock was the Chairman of the Disability Insurance Committee for the Health Insurance Association of America (HIAA) for three years.
      Lesley Silvester, Executive Vice President. Ms. Silvester has been our Executive Vice President since January 2001. From 1996 to 1999, she served as Director, Group Management Development for the Fortis

Group in Brussels. Since returning to the United States in 1999, Ms. Silvester has had responsibility for Human Resources for the Company and, in 2001, assumed Executive Committee responsibility for Assurant PreNeed. Ms. Silvester’s professional career spans more than three decades, much of which has been in the insurance industry in human resources management, organization development and strategy. Ms. Silvester’s experience includes 20 years in different parts of the Company in the United States and with Fortis in Europe, focusing recently on world-wide senior management development, company learning, human resources strategy and post-merger integration. Ms. Silvester is a Graduate Member of the Institute of Personnel Management in the United Kingdom and holds both her F.L.M.I. and American Compensation Association Certification.
      Michael J. Peninger, Executive Vice President; President and Chief Executive Officer, Assurant Employee Benefits. Mr. Peninger has been President and Chief Executive Officer of Assurant Employee Benefits since January 1999. Mr. Peninger began his career at Northwestern National Life in 1977 as an actuary. He then joined Assurant Employee Benefits in 1985 as a corporate actuary and has held various positions within the Company. In 1991, Mr. Peninger was appointed Senior Vice President and Chief Financial Officer and in 1993 he became Senior Vice President of Finance and Claims of Assurant Employee Benefits. In 1998, Mr. Peninger was appointed Executive Vice President. Mr. Peninger is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries.
      Alan W. Feagin, Executive Vice President; President and Chief Executive Officer, Assurant PreNeed. Mr. Feagin is President and Chief Executive Officer of Assurant PreNeed and Vice-Chairman and Chief Executive Officer of American Memorial Life Insurance Company, positions he has held since January 1995. Mr. Feagin joined United Family Life Insurance Company (now part of Assurant PreNeed) in 1989 as Senior Vice President, Marketing. He also served as Senior Vice President of Sales of United Family Life before being named President and Chief Executive Officer in 1995. Mr. Feagin has more than 20 years of experience in the marketing, advertising and sales arenas, beginning his career in the soft drink industry. He has served in various senior marketing positions with the McCann-Erickson advertising agency, RJ Reynolds Industries and Canada Dry/ Sunkist Corporation prior to joining the Company.
      Donald Hamm, Executive Vice President; President and Chief Executive Officer, Assurant Health. Mr. Hamm has been President and Chief Executive Officer of Assurant Health since January 2003. Mr. Hamm first joined Assurant Health in 1982, holding several executive positions until 1993. He then worked as a principal with William M. Mercer, as a consultant with Tillinghast-Towers Perrin and as Vice President of the Southeast Region for Blue Cross/ Blue Shield of Wisconsin prior to rejoining Assurant Health in 1999 as Chief Financial Officer. Mr. Hamm is a Fellow in the Society of Actuaries, a member of the American Academy of Actuaries and a Fellow of the Life Management Institute.
      Philip Bruce Camacho, Executive Vice President; President and Chief Executive Officer, Assurant Solutions. Mr. Camacho has been President since August 2000 and Chief Executive Officer of Assurant Solutions since January 2003. Prior to his appointment as President, Mr. Camacho served as Assurant Group’s Executive Vice President for Sales and Marketing. Mr. Camacho joined American Bankers Insurance Group in 1990 as Vice President of Information Systems. At the time of the Company’s acquisition of American Bankers, he was Executive Vice President, Investor Relations, with responsibility for legal and regulatory affairs, marketing services, licensing, state filings and client administration, as well as investor relations. A certified public accountant, before joining American Bankers, Mr. Camacho worked as an accountant with PricewaterhouseCoopers LLP, specializing in insurance in the United States, United Kingdom and the Caribbean.
      Katherine Greenzang, Senior Vice President, General Counsel and Secretary. Ms. Greenzang has been our Senior Vice President, General Counsel and Secretary since June 2001. Ms. Greenzang joined the Company in August 1994 as Corporate Counsel. She was named Assistant Vice President and Corporate Counsel in 1995 and Vice President, Corporate Counsel in 1996 before assuming her current position. Prior to joining the Company, Ms. Greenzang worked as an associate at Dewey Ballantine LLP. She is a member of the American Bar Association, the New York State Bar Association and the Association of Corporate Counsel.

      Jeffrey Helman, Senior Vice President and General Auditor. Mr. Helman has been Senior Vice President and General Auditor since January 1997. As head of the Company’s Audit Services department, he is responsible for fulfilling the internal auditing requirements of the Company and its individual business segments. Mr. Helman has over two decades of experience and expertise in finance and auditing. Prior to joining the Company in 1993 as Vice President, he was a Partner at Arthur Andersen & Company, where he had worked since graduating from college in 1975. Mr. Helman is a Certified Public Accountant and is a member of the Institute of Internal Auditors and the American Institute of Certified Public Accountants.
      Christopher Pagano, Senior Vice President; President and Chief Investment Officer, Assurant Asset Management. Mr. Pagano has been President and Chief Investment Officer of Assurant Asset Management, a division of the Company, since January 2005 when he assumed the roles and responsibilities of Lucinda Landreth, who left the Company on December 31, 2004. Mr. Pagano joined the Company in 1996 and served as Vice President Portfolio Manager of Fortis Advisers until 2001 and then served as Executive Vice President of the Company’s Fixed Income/ Asset Management division until 2004. Prior to joining Assurant, Mr. Pagano served as Vice President at Merrill Lynch, where his last role was government strategist in Global Fixed Income Research.
      Larry M. Cains, Senior Vice President, Investor Relations. Mr. Cains has been our Senior Vice President, Investor Relations, since January 2004. Prior to his current position, he served as Senior Vice President, Finance, for nine years and was responsible for managing the departments of the Controller, Corporate Insurance and Information Technology at the Company’s New York office. Prior to assuming that position, Mr. Cains served as the Company’s Vice President and Controller for seven years. Mr. Cains has three decades of experience in accounting, finance and general management. Prior to joining the Company in 1988, he was Marsh & McLennan’s Vice President and Controller for ten years. Earlier in his career, he was employed by Arthur Andersen & Company and Hertz Corporation in accounting and auditing. Mr. Cains is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants, the New York Society of Certified Public Accountants, Financial Executives International and National Investor Relations Institute.
      Robert Haertel, Senior Vice President, Compensation and Benefits. Mr. Haertel has been Senior Vice President of the Company since January 2001. Prior to his current position he was Vice President, Compensation, a position he held since June 1998. Mr. Haertel began his career in Human Resources as an employee relations generalist for Shell Oil Company in 1979. He then went on to hold various management positions specializing in compensation and human resources at Citicorp, Engelhard Corporation, Bankers Trust and CS First Boston. Prior to joining the Company in June 1998, Mr. Haertel was the director of compensation and benefits at Nielsen Media Research. Mr. Haertel holds a Certified Compensation Professional designation from World at Work (formerly the American Compensation Association) and is a member of the Society of Human Resources Management.
      Edwin L. Harper, Senior Vice President, Public Affairs/ Government Relations. Mr. Harper has been our Senior Vice President, Public Affairs/ Government Relations since July 2001. Prior to his current position, Mr. Harper held a number of senior management positions including Chief Operating Officer and Chief Financial Officer of American Security Group (now Assurant Solutions) from 1998 to 2001. Prior to joining American Security Group, Mr. Harper held various executive positions, including President and Chief Executive Officer of the Association of American Railroads, Executive Vice President and Chief Financial Officer of the Campbell Soup Company and Senior Vice President and Chief Administrative Officer of CertainTeed Corporation. In 1980, Mr. Harper joined then President-elect Ronald Reagan’s Transition Team. He stayed on to become an Assistant to the President, Deputy Director of the Office on Management and Budget and, later, Chief of Policy Development. Earlier, from 1970 to 1973, he served under President Richard Nixon as a Special Assistant to the President with policy planning and budgeting responsibilities. Mr. Harper has served on the boards of several public companies, academic institutions, civic organizations and professional associations. Currently he is a member of the board of directors of CompuCom Inc., the Council on Excellence in Government and The American Quality and Productivity Center.

      Barbara R. Hege, Senior Vice President, Finance (Taxation). Ms. Hege has been Senior Vice President, Finance (Taxation) since December 2000. Ms. Hege joined the Company as Vice President, Taxation, in 1991. Prior to joining the Company, she was Vice President, Finance and Taxation at Mutual Benefit Life Insurance Company. Earlier in her career she was a Senior Manager with KPMG LLP in Chicago. She is a Certified Public Accountant and a Chartered Life Underwriter. She is a member of the American Institute of Certified Public Accountants, the New Jersey Society of Certified Public Accountants, the American Woman’s Society of Certified Public Accountants, The Society of Financial Service Professionals and a past president of the Chicago Society of Women Certified Public Accountants.
      Lance R. Wilson, Senior Vice President and Chief Information Officer. Mr. Wilson has been our Senior Vice President, Shared Services, and Chief Information Officer since April 2000. Prior to joining the Company, Mr. Wilson was Chief Information Officer at Sunbeam Corporation from 1999 to 2000, and also worked for Honeywell Corporation from 1997 to 1999 as Vice President and Chief Information Officer. From 1989 to 1997, Mr. Wilson provided leadership for the information systems activities of the Pillsbury Company, where he was Vice President, Management Information Systems. From 1979 to 1989, Mr. Wilson held various positions with Land O’Lakes, Inc., where he was responsible for the creation and implementation of a marketing and sales decision support system. Mr. Wilson started his career in 1974 at the U.S. Department of Defense, U.S. Navy, where he was responsible for Management Systems Analysis.
      John Sondej, Senior Vice President, Controller and Principal Accounting Officer. Mr. Sondej has been Senior Vice President and Controller of the Company since January 2005. He is currently responsible for managing several functional departments at the Company, including SEC Reporting and Compliance, Accounting Policies & Procedures, Budgeting & Analysis, and Corporate Accounting. Mr. Sondej joined Assurant in 1998 as Assistant Vice President & Assistant Controller. He was named Vice President & Assistant Controller in January 2001 and Controller in April 2001. Mr. Sondej is the Company’s Principal Accounting Officer. Prior to joining Assurant, Mr. Sondej worked for Reliance Insurance Group as Assistant Vice President & Director of Financial Audit from 1994 to 1997. He also worked at KPMG from 1987-1994, where he held the position of Senior Audit Manager.
      Miles B. Yakre, Senior Vice President, Corporate Actuary and Treasurer. Mr. Yakre has been Senior Vice President, Corporate Actuary and Treasurer of Assurant, Inc. since January 2005. Mr. Yakre joined Assurant Health’s John Alden Life Insurance Company as an Associate Actuary in 1991. He served in several positions within the John Alden organization including Vice President and Corporate Actuary. After the Company’s acquisition of John Alden in 1998, Mr. Yakre joined the Company’s Corporate Actuarial department in April 1999 as Vice President. He became Treasurer of the Company in February 2002. Mr. Yakre currently serves as co-chair of Assurant’s Risk Management Policy Committee and oversees the Company’s capital management and cash flow as well as the debt and commercial paper programs. He is also responsible for actuarial and reinsurance oversight at the Company. Mr. Yakre is a Fellow of the Society of Actuaries, Fellow of the Life Management Institute, and a member of the American Academy of Actuaries.
      (1) New Executive Officer. Subsequent to February 15, 2005, we hired the following executive officer:
      William D. Greiter, Senior Vice President, Corporate Development. Mr. Greiter was hired as Senior Vice President, Corporate Development of the Company effective March 21, 2005. Mr. Greiter is responsible for the Company’s corporate development and mergers and acquisitions and is involved in implementing the Company’s broad-based growth initiatives and diversified specialty insurance strategy. Mr. Greiter first joined the Company in 1985 as Assistant to the Chairman and has served in various staff and line management positions at the Company and several of its business segments. In 2001, as Senior Vice President, Mergers and Acquisitions, Mr. Greiter led the Company through its sale of Fortis Financial Group and then left the Company in 2003 to pursue consulting opportunities with several companies, including Assurant. Prior to joining the Company in 1985, Mr. Greiter worked as a corporate and tax attorney in private practice in Philadelphia and New York. He has also functioned as a Legislative Assistant in the U.S. House of Representatives and as a Lecturer in Law at Boston University Law School. Mr. Greiter is currently a director of two Minnesota not-for-profit organizations, the Metropolitan Boys Choir and the Minnesota Life College.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
      The following table and paragraphs provide, with respect to each person or entity known by Assurant to be the beneficial owner of more than 5% of Assurant’s outstanding Common Stock as of February 15, 2005, (a) the number of shares of Common Stock so owned (based upon the most recently reported number of shares outstanding as of the date the entity filed a Schedule 13G with the Securities and Exchange Commission), and (b) the percentage of all outstanding shares represented by such ownership as of February 15, 2005 (based on an outstanding share amount of 139,932,659 as of that date).

	Shares of Common
	Stock Owned	Percentage of
Name of Beneficial Owner	Beneficially	Class

Fortis Insurance N.V.(1)	22,999,130	16.44%
FMR Corp.(2)	10,196,160	7.29%
JPMorgan Chase & Co.(3)	9,937,235	7.10%
T. Rowe Price Associates, Inc.(4)	7,059,800	5.05%

(1)	Fortis Insurance N.V., Archimedeslaan 6, 3584 BA, Utrecht, The Netherlands, filed a Schedule 13G on February 11, 2005, representing its share ownership as of December 31, 2004, with respect to the beneficial ownership of 50,199,130 shares, representing 35.9% of our Common Stock. Fortis Insurance N.V.’s holdings decreased to 22,999,130 shares after the completion of a secondary offering of their shares on January 20, 2005. This represented 16.44% of our Common Stock, as of February 15, 2005.

(2)	FMR Corp., 82 Devonshire Street, Boston, Massachusetts 02109, filed a Schedule 13G on February 14, 2005, with respect to the beneficial ownership of 10,196,160 shares. This represented 7.29% of our Common Stock as of February 15, 2005.

(3)	JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017, filed a Schedule 13G on February 11, 2005, with respect the beneficial ownership of 9,937,235 shares. This represented 7.10% of our Common Stock as of February 15, 2005. JPMorgan Chase & Co. has indicated that it filed this Schedule 13G on behalf of the following wholly-owned subsidiaries: J.P. Morgan Chase Bank, National Association, J.P. Morgan Investment Management, Inc., J.P. Morgan Trust Company, National Association, J.P. Morgan Fleming Asset Management (UK) Limited, Bank One Trust Co., N.A., One Group Mutual Funds, and Banc One Investment Advisors Corporation. During 2004, several entities we believe to be affiliated with JP Morgan Chase & Co. provided various financial services to Assurant, including services such as acting as a dealer under our commercial paper facility and as a lender under our revolving credit facility and providing cash management, underwriting, custody and broker-dealer services. We have also provided various insurance products to entities we believe to be affiliated with JP Morgan Chase & Co. In addition, since 1994, Assurant has leased office space at One Chase Manhattan Plaza, 41st Floor, New York, NY 10005 from The Chase Manhattan Bank (National Association).

(4)	T. Rowe Price Associates, Inc., 100 E. Pratt Street, Baltimore, Maryland 21202, filed a Schedule 13G on February 8, 2005, with respect to the beneficial ownership of 7,059,800 shares. This represented 5.05% of our Common Stock as of February 15, 2005. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and /or sole power to vote the securities. For purposes of the reporting requirements of the Securities and Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, in its Schedule 13G, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

SECURITY OWNERSHIP OF MANAGEMENT
      The following table provides information concerning the beneficial ownership of Common Stock by each director nominee, including Assurant’s Chief Executive Officer, each of Assurant’s other four most highly compensated executive officers, whom we refer to in this proxy statement as the “named executive officers,” and all executive officers and directors as a group, as of February 15, 2005. We had outstanding 139,932,659 shares of Common Stock as of that date. Except as otherwise indicated, all persons listed below have sole voting power and dispositive power with respect to their shares, except to the extent that authority is shared by their spouses, and have record and beneficial ownership of their shares.

	Shares of Common
	Stock Owned	Percentage of
Name of Beneficial Owner	Beneficially(1)(2)	Class

J. Kerry Clayton	63,849.37	*
Robert B. Pollock	29,644.24	*
Lucinda Landreth(3)	1,500.00	*
Philip Bruce Camacho	12,727.49	*
Lesley Silvester	21,607.16	*
John Michael Palms	11,591.00	*
Michel Baise	0	*
Robert J. Blendon	3,591.00	*
Beth L. Bronner	11,591.00	*
Howard L. Carver	8,731.00	*
Allen R. Freedman	11,591.00	*
H. Carroll Mackin	11,591.00	*
Michele Coleman Mayes	1,365.00	*
Gilbert Mittler	0	*
All directors and executive officers as a group (27 persons)(4)	255,490.46	*

*	Less than one percent of class.

(1)	Includes: for Mr. Clayton, 16,204.88 shares of Common Stock; for Mr. Pollock, 10,226.75 shares of Common Stock; for Ms. Silvester, 5,244.67 shares of Common Stock; and for all directors and executive officers as a group, 32,697.15 shares of Common Stock held through the Assurant 401(k) plan, as of the most recent plan statement dated as of December 31, 2004.

(2)	(a) Includes: for Mr. Clayton, 19,091 shares of restricted stock; for Mr. Pollock, 9,164 shares of restricted stock; for Mr. Camacho, 2,473 shares of restricted stock; for Ms. Silvester, 6,109 shares of restricted stock; and for all executive officers as a group, 51,996 total shares of restricted stock awarded on February 10, 2004, for which each recipient has voting rights and the right to receive dividends, but does not have the right to dispose of the stock until it vests. The restricted stock will generally vest over a three year period with one-third vesting each year.

(b) Also includes: 1,591 shares of restricted stock awarded to each of Dr. Palms, Dr. Blendon, Ms. Bronner, Mr. Carver, Mr. Freedman and Mr. Mackin on February 4, 2004, and 1,365 shares of restricted stock awarded to Ms. Mayes on October 22, 2004. These restricted shares are fully vested, but are subject to a minimum holding period of five years. The directors as a group hold a total of 10,911 shares of restricted stock, for which each of them has voting rights and the right to receive dividends.

(3)	Ms. Landreth voluntarily terminated her employment effective December 31, 2004.

(4)	This amount does not include the beneficial ownership of 3,790 shares of Common Stock held by Mr. Greiter, who was hired subsequent to February 15, 2005.

COMPENSATION OF DIRECTORS AND NAMED EXECUTIVE OFFICERS
      The following table sets forth the cash and other compensation paid by Assurant and its subsidiaries to the named executive officers of Assurant for all services in all capacities during the years indicated.
Summary Compensation Table

					Long-Term Compensation

					Awards		Payouts
		Annual Compensation
						Securities
Name and				Other Annual	Restricted Stock	Underlying	LTIP	All Other
Principal Position	Year	Salary	Bonus	Compensation(1)	Awards(2)	Options(3)	Payouts(4)	Compensation(5)

		($)	($)	($)	($)	(#)	($)	($)
J. Kerry Clayton	2004	840,000	1,444,800	3,059	583,230	—	5,053,676	172,368
President and Chief	2003	811,200	1,622,400	—	—	30,000	—	865,864
Executive Officer	2002	780,000	1,560,000	—	—	30,000	—	54,600

Robert B. Pollock	2004	672,000	1,155,840	5,428	279,960	—	3,619,251	124,271
Executive Vice President	2003	649,000	1,103,300	1,761	—	15,000	69,244	468,515
and Chief Financial Officer	2002	624,000	1,067,368	—	—	15,000	—	43,680

Lucinda Landreth	2004	415,000	1,030,860	2,503	28,809	—	119,360	84,574
President and Chief	2003	400,000	877,200	3,000	—	1,000	282,910	66,076
Investment Officer(6)	2002	212,307	330,804	—		1,000	—	8,000

Philip Bruce Camacho	2004	544,000	656,880	25,128	75,550	—	669,899	60,351
Executive Vice President;	2003	525,000	318,150	23,320	—	4,000	—	129,865
President and Chief Executive Officer, Assurant Solutions	2002	478,400	278,907	14,966	—	4,000	220,000	33,488

Lesley Silvester	2004	448,000	654,976	19	186,630	—	1,529,874	70,727
Executive Vice	2003	432,600	562,380	3,000	—	10,000	—	240,942
President	2002	416,000	540,800	—	—	10,000	—	29,120

(1)	The named executive officers received the following perquisites and other personal benefits: (i) $3,000 for a one-time, personal financial counseling session, including tax preparation, estate planning, and an in-depth explanation of the Company’s executive compensation program as it applies to each executive (paid in 2004 for Mr. Clayton and Mr. Pollock, and in 2003 for Ms. Silvester, Mr. Camacho and Ms. Landreth); (ii) $2,500 for additional financial counseling sessions paid to Ms. Landreth in 2004; (iii) a gross-up payment for Medicare taxes paid on compensatory stock dividends of $0.07 per share paid by the Company in 2004 with respect to unvested restricted stock, in the following amounts: Mr. Clayton, $59; Mr. Pollock, $28; Ms. Landreth, $3; Mr. Camacho, $8 and Ms. Silvester, $19, (iv) reimbursements of membership fees of $10,103 and reimbursements of conference expenses of $12,165 paid to Mr. Camacho in 2004, $13,726 for reimbursements of conference expenses paid to Mr. Camacho in 2003 and reimbursements of conference expenses of $9,810 paid to Mr. Camacho in 2002; (v) reimbursements of conferences expenses of $1,501 paid to Mr. Pollock in 2004 and $1,037 in 2003; (vi) gross-up payments to Mr. Pollock of $899 for taxes paid on reimbursement of conference expenses in 2004 and $724 in 2003; and (vii) gross-up payments to Mr. Camacho of $2,852 for taxes paid on reimbursement of conference expenses in 2004, $6,594 in 2003 and $5,156 in 2002.

(2)	Awards of restricted shares to the named executive officers during fiscal year 2004 were made under the Assurant, Inc. 2004 Long-Term Incentive Plan. The value of the awards that is shown in the table is based upon the closing market price of the Common Stock on the grant dates. Grantees have the right to vote, and dividends are payable to the grantees with respect to all awards of restricted shares reported in this column. All shares of restricted stock underlying the market value shown in the table are scheduled to vest in equal annual installments over the three years following the date of grant, subject to accelerated vesting pursuant to the terms of the 2004 Long-Term Incentive Plan. The aggregate holdings underlying the aggregate market value of restricted stock held as of December 31, 2004, by the individuals listed in this table are: Mr. Clayton, 19,091 shares; Mr. Pollock, 9,164 shares; Ms. Landreth, 943 shares; Ms. Silvester, 6,109 shares; and Mr. Camacho, 2,473 shares.

(3)	The option grants shown in this table represent options granted for the particular year pursuant to the Fortis, Inc. Stock Option Plan to acquire shares of Fortis Inc.’s Series D Preferred Stock, the value of which is related to the market value of shares of Fortis N.V. and Fortis SA/ NV, and the Euro to U.S. dollar conversion rate. On October 15, 2003, our Board of Directors authorized the discontinuance of this plan effective September 22, 2003, and all stock options outstanding thereunder were cancelled in exchange for a payment of the fair value of such options, as determined by an independent third party.

(4)	Amounts shown in this column represent amounts that were paid or payable in the given year under the Appreciation Incentive Rights Plan.

(5)	Amounts shown in this column for the fiscal year ended December 31, 2004, include the following amounts: (i) for Mr. Clayton, $14,350 for Company contributions under the Assurant 401(k) Plan and $158,018 for Company contributions under the 401(k) portion of the Assurant Executive Pension and 401(k) Plan; (ii) for Mr. Pollock, $14,350 for Company contributions under the Assurant 401(k) Plan and $109,921 for Company contributions under the 401(k) portion of the Assurant Executive Pension and 401(k) Plan; (iii) for Ms. Landreth, $14,350 for Company contributions under the Assurant 401(k) Plan and $70,224.01 for Company contributions under the 401(k) portion of the Assurant Executive Pension and 401(k) Plan; (iv) for Mr. Camacho, $14,350 for Company contributions under the Assurant 401(k) Plan and $46,000.51 for Company contributions under the 401(k) portion of the Assurant Executive Pension and 401(k) Plan; and (v) for Ms. Silvester, $14,350 for Company contributions under the Assurant 401(k) Plan and $56,376.61 for Company contributions under the 401(k) portion of the Assurant Executive Pension and 401(k) Plan.

(6)	Ms. Landreth voluntarily terminated her employment on December 31, 2004, and on such date forfeited the 943 shares of restricted stock that were granted to her in 2004.
Long-Term Incentive Plan Awards
      The following table presents information concerning long-term incentive plan awards to the named executive officers under the Appreciation Incentive Rights Plan during the fiscal year ended December 31, 2004:

				Estimated Future
				Payouts Under
			Performance or	Non-Stock
	Number of Shares,		Other Period Until	Price-Based
	Units or Other		Maturation or	Plans
Name	Rights (#)		Payout	Target(1)($)

J. Kerry Clayton	124,136	(2)	3 Years	840,000
Robert B. Pollock	89,378	(2)	3 Years	604,800
Lucinda Landreth(3)	—		—	—
Philip Bruce Camacho	21,625	(4)	3 Years	353,600
Lesley Silvester	49,655	(2)	3 Years	336,000

(1)	As described more fully under “— Assurant Appreciation Incentive Rights Plan,” during 2004, an eligible employee of Assurant, Inc. received 75% of his or her award in Assurant, Inc. incentive rights and 25% of his or her award in operating business segment incentive rights. Conversely, an eligible employee of an operating business segment of Assurant received 25% of his or her award in Assurant, Inc. incentive rights and 75% of his or her award in operating business segment incentive rights. Each incentive right represents the right to the appreciation in value of an incentive right over the vesting period of the award, based on a valuation provided by an independent, qualified appraiser.

(2)	Represents the total number of incentive rights awarded. Rights are distributed between Assurant, Inc. (75%) and each of the four operating business segments (25%). The Assurant, Inc. incentive rights were replaced with stock appreciation rights on shares of Assurant common stock following the Company’s initial public offering, as more fully described under “— Assurant Appreciation Incentive Rights Plan.”

(3)	Ms. Landreth voluntarily terminated her employment on December 31, 2004. She did not participate in the Assurant Appreciation Incentive Rights Plan.

(4)	Represents the total number of incentive rights awarded. Rights are distributed between Assurant, Inc. (25%) and Assurant Solutions (75%). The Assurant, Inc. incentive rights were replaced with stock appreciation rights on Assurant common stock following our initial public offering, as more fully described under “— Assurant Appreciation Incentive Rights Plan.”
Assurant Appreciation Incentive Rights Plan
      During 2004, the Company maintained the Assurant Appreciation Incentive Rights Plan, to provide key employees with the right to receive long-term incentive cash compensation based on the appreciation in value of incentive units of Assurant and incentive units of each of its operating business segments. This plan is administered by a committee appointed by our Board of Directors.
      Under this plan, an eligible employee of Assurant received 75% of his or her award in Assurant incentive rights and 25% of his or her award in operating business segment incentive rights. Conversely, an eligible employee of an operating business segment of Assurant received 25% of his or her award in Assurant incentive rights and 75% of his or her award in operating business segment incentive rights. Each incentive right represented the right to the appreciation in value of an incentive unit. Each Assurant incentive unit originally represented one ten millionth (.0000001) of the entity value of Assurant, and each operating business segment incentive unit represented one ten millionth of the entity value of each operating business segment that participated in the plan. However, the number of incentive units has been adjusted over time for cash flows into and out of each entity. The entity value of Assurant and the entity value of the respective operating business segments were determined by the committee as of each December 31st based on a valuation provided by an independent, qualified appraiser. The committee also determined the adjustment to the number of incentive units outstanding in each entity and the value of each unit as of the valuation date. Each incentive right entitled the holder to a cash payment equal to the difference between the value of the incentive unit on the December 31st immediately preceding the date of exercise and the value of the incentive unit on the December 31st immediately preceding the date of grant.
      Each right becomes vested on the third anniversary of the effective date the right was granted, except that (1) each Assurant right becomes fully vested if Assurant undergoes a change in control (as defined in the plan); (2) each business unit segment becomes fully vested if that operating business segment undergoes a change in control; and (3) if a participant retires, becomes disabled, or dies, then the participant vests in 1/36th of each right for each month elapsed from January 1st of the year of grant to the date the participant terminates employment. Rights that have become vested may be exercised during a 45-day exercise period following the announcement by the plan committee of the value of Assurant incentive units and of the incentive units of each operating business segment. To the extent not previously exercised, all rights will automatically be exercised on the tenth anniversary of the date of grant. Rights that are exercised are payable solely in cash.
      The Company anticipates that it will not grant any additional rights under the Assurant Appreciation Incentive Rights Plan.
Pension Plans
      The Company maintains two executive defined benefit pension plans, each of which is inter-related with our broad-based, tax-qualified, defined benefit pension plan. These plans, the Supplemental Executive Retirement Plan and the Executive Pension and 401(k) Plan, are described below.

Supplemental Executive Retirement Plan
      As described below, the Supplemental Executive Retirement Plan (the “SERP”) benefit is offset by benefits payable to the participant under the Company’s other defined benefit plans. As such, the aggregate target benefits payable to a participant under all of the Company’s defined benefit plans (including the SERP) will not exceed the amounts shown in the following table.
      The table below shows the target benefit payable under the SERP. The benefit shown is a single life annuity commencing at age 60.
Target Benefits Payable Under the Assurant, Inc. SERP

	Years of Service(1)

Final Compensation	10	15	20	25	30

$ 500,000	$125,000	$187,500	$250,000	$250,000	$250,000
750,000	187,500	281,250	375,000	375,000	375,000
1,000,000	250,000	375,000	500,000	500,000	500,000
1,250,000	312,500	468,750	625,000	625,000	625,000
1,500,000	375,000	562,500	750,000	750,000	750,000
1,750,000	437,500	656,250	875,000	875,000	875,000
2,000,000	500,000	750,000	1,000,000	1,000,000	1,000,000
2,500,000	625,000	937,500	1,250,000	1,250,000	1,250,000
3,000,000	750,000	1,125,000	1,500,000	1,500,000	1,500,000

(1)	As of December 31, 2004, J. Kerry Clayton had 24.6* years of service and SERP compensation of $1,680,000; Robert B. Pollock had 20.1* years of service and SERP compensation of $1,344,000; Philip Bruce Camacho had 5.4 years of service and SERP compensation of $952,000; Lesley Silvester had 20.3 years of service and SERP compensation of $829,000; Lucinda Landreth does not participate in the SERP.
          (*Service reflects benefit service under the SERP, not actual service.)
      Effective January 1, 1990, our Board of Directors adopted the SERP, which is a non-qualified, unfunded supplemental pension plan for certain key executives of the Company and its subsidiaries. Under the SERP, participants who meet certain conditions are entitled to receive a benefit, called a “target benefit,” that is then offset (reduced) by certain other benefits, such as the pension payable under our tax-qualified defined benefit pension plan (the Assurant Pension Plan, described below), the benefit payable under the pension portion of the Executive Pension and 401(k) Plan, described below, and Social Security benefits. If the SERP benefit commences at age 60 or later, the target benefit, expressed as a single life annuity, is 50% of the employee’s base pay plus target short-term incentive bonus, each as most recently approved by our Board of Directors, multiplied by a fraction (not to exceed 1.0), the numerator of which is the employee’s number of months of service qualified for benefits, and the denominator of which is 240. In other words, after 20 years of service qualified for benefits, the employee will earn a full 50% benefit under this plan. If the SERP benefit commences prior to age 60, then the target benefit will be reduced on an actuarially equivalent basis from age 60 to the date the benefit actually commences.
      A participant is not vested in any of his or her benefit under the SERP until the second anniversary of the date he or she commences participation in the plan. On the second anniversary of participation, the participant vests in the SERP benefit at the rate of 3% for each month of employment thereafter with the Company or its subsidiaries. A participant will become 100% vested in his or her SERP benefit in the event of death or disability. If a participant is terminated for cause, as defined in the SERP, or commits a material breach of certain covenants regarding non-competition, confidentiality, non-solicitation of employees or non-solicitation of customers, then the participant will forfeit any remaining SERP benefits.
      The default form of payment under the SERP is a single lump payment that is the actuarial equivalent of the SERP benefit. The participant may also elect optional forms of payment under the SERP.
      If there is a change in control with respect to the Company or a division, and within two years after the change in control a participant’s employment is terminated without cause or the participant terminates employment for good reason, then (1) the participant will become 100% vested in his or her SERP benefit; (2) the participant will be credited with 36 additional months of service for purposes of computing his or her target benefit; and (3) the actuarial reduction for commencement of the SERP benefit prior to age 60 will be calculated as though the participant was 36 months older than his or her actual age.
      The SERP provides that if the payments to a participant or beneficiary will be made over a period of more than one year and if at the time payments commence the Company is not subject to pending proceedings as a debtor under the U.S. Bankruptcy Code, then Fortis Insurance N.V. will guarantee the payment of SERP benefits to such participant or beneficiary. The SERP further provides that if Fortis Insurance N.V. ceases to be the beneficial owner of the Company, then such guarantee will be limited to the actuarially equivalent value of the participant’s SERP benefit immediately following such cessation of beneficial ownership.

Executive Pension and 401(k) Plan
      Effective January 1, 1994, our Board of Directors adopted the Executive Pension and 401(k) Plan, which is a non-qualified, unfunded deferred compensation plan for certain key executives of the Company and its subsidiaries. The pension portion of this plan (referred to herein as the Executive Pension Plan) is intended to restore to participants amounts that they are restricted from receiving under the Assurant Pension Plan, described below, due to section 401(a)(17) of the U.S. tax code, which generally limits the compensation that may be taken into account under a tax-qualified pension plan to no more than $205,000 annually in 2004 (subject to cost of living adjustments).
      A participant becomes vested in the benefits under the Executive Pension Plan after three years of vesting service, if he or she has elected to participate in the pension equity portion of the Assurant Pension Plan, and after five years of vesting service if he or she has elected to participate in the pension formula that predated the pension equity formula under the Assurant Pension Plan. The benefits under the Executive Pension Plan are payable in a single lump sum.
Assurant Pension Plan
      Since 1983, we have maintained the Assurant Pension Plan, which is a tax-qualified, defined benefit pension plan subject to regulation under ERISA. Eligible employees generally may participate in the Plan after completing one year of service with the Company. The Assurant Pension Plan provides for multiple benefit formulas for different groups of participants. Benefits under the plan are payable at termination of employment. A participant’s benefit may be paid in a lump sum or in various annuity forms.
Employment and Change in Control Agreements
      We have entered into change in control severance agreements with Mr. Clayton, our other named executive officers and other officers and key employees. The severance agreements generally provide that if a change in control (as defined) occurs with respect to the business segment for which an employee works, then a two-year trigger period begins. If the employee’s employment is terminated by us without cause or if the employee resigns for good reason (each as defined) during such two-year period, the employee is entitled to certain cash severance payments and continuation of medical and other welfare benefits for a period of 18 months following the termination of employment at the rate charged active employees.
      The amount of cash severance benefits payable to an employee is equal to a multiple (ranging from one to three depending on the agreement, and equal to three for Mr. Clayton and our other named executive officers) times the sum of the employee’s annual base salary and target annual bonus. The cash severance is payable within 30 days of the date of the employee’s termination, subject to the “key employee” limitations under the American Jobs Creation Act of 2004. In addition, if a change in control has occurred and the employee’s employment has been terminated by us without cause or if the employee has resigned for good reason within one year prior to the change in control, then the employee is entitled to the cash severance benefits described above, to be paid in a lump sum in cash within 30 days after the change in control has occurred, and continuation of medical and other welfare benefits for a period of 18 months at the rate charged active employees, except that we shall reimburse the employee for the cost of obtaining such welfare benefits between the date his or her termination and the date of the change in control. These agreements also provide additional rights including, but not limited to, outplacement services, legal fee reimbursement and reimbursement for any excise tax imposed on the employee by section 4999 of the U.S. tax code.
      American Bankers Insurance Group has a severance agreement with Mr. Camacho. If Mr. Camacho terminates his employment because of retirement (as determined in accordance with normal Company policies) or death, then Mr. Camacho will receive a severance payment equal to 150% of his current salary, defined as his salary for the 12 months preceding the severance, excluding any bonus or deferred compensation. If Mr. Camacho’s employment is terminated because of disability, then Mr. Camacho will receive a severance payment equal to 50% of his current annual salary, as defined above. If either Mr. Camacho’s employment is terminated without cause (as defined in the agreement), or Mr. Camacho terminates employment after a decrease in his base salary to a level less than 80% of the level for any prior year, then Mr. Camacho will receive a severance payment equal to 100% of his current salary, as defined. In each case the severance benefit will be paid in a lump sum on the fifth business day following termination of employment.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      The Compensation Committee is composed of three non-employee, independent directors. The Committee approves, administers and interprets the Company’s compensation policies and is responsible for administering the Company’s executive incentive programs and establishing the compensation for the Chief Executive Officer. This report summarizes the Committee’s compensation policies governing compensation to executive officers, the relationship of corporate performance to that compensation, and the bases for the compensation of the Chief Executive Officer in 2004.
Executive Compensation Policy
      The Compensation Committee’s objective is to attract, retain, and motivate highly talented individuals in a manner that provides incentives for outstanding performance, the attainment of the Company’s strategic business objectives, and the enhancement of stockholder value. The Company’s executive compensation program includes four principal components:

•	Base Salary — designed to provide base pay at a level consistent with the individual’s position and contributions to the Company

•	Short-Term Incentives — designed to make a portion of each executive’s annual compensation dependent upon the achievement of specific performance goals relating to the Company as a whole and, where appropriate, specific operating business segments

•	Long-Term Incentives — intended to promote the Company’s success and to enhance its long-term value by linking the personal interests of participants to those of the stockholders through the grant of stock-based awards

•	Retirement Program Contributions — intended to provide appropriate retirement benefit opportunities to executives
Total compensation for executives is intended to be competitive with compensation in the insurance and financial services industry for officers with similar positions and responsibilities.
Components of Executive Compensation for 2004
      Base Salary. Salaries for the executive officers are determined by evaluating company and individual performance for the prior year, each executive’s role and responsibilities, and competitive pay levels. The Committee reviews peer group and other market data to evaluate salary levels but also exercises subjective judgment with respect to individual performance and compensation objectives. Total salary paid to the executive officers named in the Summary Compensation Table for 2004 (the “named executive officers”) is reported in the “salary” column.
      Short-Term Incentives. Short-term incentive awards are issued pursuant to the Company’s Executive Management Incentive Plan (the “EMIP”). Participation in the plan is limited to senior officers of the Company and its subsidiaries who are selected to participate in the plan for a given year by the Compensation Committee.
      Each participant in the plan is eligible to receive an annual cash bonus based upon the attainment of performance goals set for that year by the Compensation Committee. Performance goals may be based on one or more performance criteria expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, department, region or function within the Company or an affiliate. Annual targets are weighted to reinforce the Company’s strategic goals.
      At the time the Compensation Committee sets the performance goals for a particular year, it also establishes target bonuses, expressed as a percentage of each participant’s salary, which will be awarded to the participant if the designated performance goals are achieved. Payments under the plan are made promptly after the Compensation Committee determines that the relevant performance goals and other terms of the plan were satisfied in connection with such payments.

      The Committee determined that annual bonuses payable under the EMIP for 2004 would be conditioned upon net operating income for the Company as a whole and, for executives serving in an operating business segment, net operating income attributed to the relevant business segment. The Committee provided that actual bonuses would vary depending on the extent to which actual performance meets, exceeds, or falls short of the applicable performance goals. Performance against the criteria was measured on a five-point scale, as follows:

Level of Performance	Bonus Value

Distinguished	2.0 x target bonus
Commendable	1.5 x target bonus
Competent	1.0 x target bonus
Adequate	0.5 x target bonus
Provisional	0.0 x target bonus
      Based upon the Company’s performance in 2004, bonuses based upon the net operating income of the Company as a whole were paid out at an amount equal to 1.72 times target bonus. Total bonuses paid to the named executive officers for 2004 is reported in the “bonus” column of the Summary Compensation Table.
      In determining net operating income for the purpose of measuring 2004 performance under the EMIP, the Compensation Committee adjusted the calculation of Company net operating income in order to exclude the distortive impact of the Company’s removal of excess capital from its Puerto Rican subsidiary, as permitted by the new American Jobs Creation Act of 2004. In addition, the Committee adjusted the net operating income for the Assurant Solutions business segment and the Company as a whole in order to exclude the distortive impact of excess catastrophic losses incurred due to the number and severity of Atlantic hurricanes in 2004. Minor adjustments were also made to the Company and certain business segments in order add back certain real estate joint venture depreciation expenses, external compliance costs related to Section 404 of the Sarbanes-Oxley Act, and certain branding costs, and to subtract excess investment income allocation. The aggregate effect of these adjustments was to increase the net operating income calculated for purposes of measuring 2004 performance for the Company and two business segments, and to slightly decrease the net operating income for the remaining two business segments. Without these adjustments to exclude the financial impact of these items, bonuses based upon the net operating income of the Company as a whole would have been paid out at an amount equal to 0.53 times target bonus.
      Long-Term Incentives. The Compensation Committee granted two types of long-term incentive awards to executives in 2004:

•	Restricted Stock, issued under the Assurant Long-Term Incentive Plan (the “LTIP”), and

•	Appreciation Rights, issued under the Assurant Appreciation Incentive Rights Plan (the “AAIR”)
      The Compensation Committee established the size and other terms of the restricted stock awards by considering recommendations from outside compensation consultants based upon long-term compensation reported by peer companies in the insurance and financial services industry. Shares of restricted stock issued to executives in 2004 are scheduled to vest in three annual installments, subject to acceleration upon the death or disability of the executive, or the termination of his or her employment without cause or for good reason within two years after a change of control of the Company. The value of restricted stock granted to named executive officers for 2004 is reported in the “restricted stock awards” column of the Summary Compensation Table.
      Awards under the Assurant Appreciation Incentive Rights Plan are based upon the appreciation in value of incentive units of the Company and each of its operating business segments. Eligible participants employed by the Company receive 75% of their awards in Company incentive rights and 25% of their awards in operating business segment incentive rights. Conversely, an eligible employee of an operating business segment receives 25% of his or her award in Company incentive rights and 75% of his or her award in operating business segment incentive rights. Each incentive right represents the right to the appreciation in value of an incentive unit. Each Company incentive unit originally represented one ten millionth (.0000001) of the entity value of the Company, and each operating business segment incentive unit represented one ten millionth of the entity value of each operating business segment that participates in the plan. However, the number of incentive units has been adjusted over time for cash flows into and out of each entity. Upon the Company’s initial public offering, Company incentive units were converted into stock appreciation rights. The entity value of the respective operating business segments are determined as of each December 31st based on a valuation provided by an independent, qualified appraiser. Each incentive right entitles the holder to a cash payment equal to the difference between the base value of the incentive unit and the value of the incentive unit as of the date of exercise.
      All awards issued under the AAIR Plan become vested on the third anniversary of the effective date the right was granted, subject to full acceleration upon a change in control of the Company or the relevant operating business segment, or pro-rata acceleration upon the participant’s retirement, death, or disability. To the extent not previously exercised, all rights will automatically be exercised on the tenth anniversary of the date of grant.
      The Compensation Committee established the size of the AAIR awards issued in 2004 based upon prior performance and by considering recommendations from outside compensation consultants based upon long-term compensation reported by peer companies in the insurance and financial services industry. The number of incentive units and estimated future payouts of awards granted to the named executive officers for 2004 are reported in the Long-Term Incentive Plan Awards table.
      The Company anticipates that it will not grant any additional rights under the AAIR plan.
      Retirement Program Contributions. The Assurant Executive Pension and 401(k) Plan provides retirement benefits to executives above the benefits provided under the broad-based qualified pension plan. The 401(k) portion of the plan is intended to restore to participants amounts that they are restricted from receiving under the Assurant 401(k) Plan due to Section 401(a)(17) of the U.S. tax code, which generally limits the compensation that may be taken into account under a tax-qualified pension plan to no more than $205,000 in 2004 (subject to cost of living adjustments). The Company makes an annual contribution to executives participating the Executive Pension and 401(k) Plan equal to 7% of compensation in excess of this compensation limit. The amount credited to a participant’s account is deemed to be invested at the participant’s direction in investment vehicles that are also available under the Company’s 401(k) Plan. A participant becomes vested in the credits and deemed investment earnings thereon in the Executive Pension and 401(k) Plan after three years of vesting service. Total Company contributions to retirement programs for the named executive officers for 2004 is reported in the “all other compensation” column of the Summary Compensation Table.
Compensation of Chief Executive Officer
      In determining the compensation for 2004 for Mr. Clayton, President and Chief Executive Officer of the Company, the Compensation Committee applied the principles outlined above in the same manner as they were applied to the other executives. It compared Mr. Clayton’s compensation with the level of compensation paid to chief executive officers at peer companies in the insurance and financial services industry. In addition, consistent with past practices, the Committee assessed Mr. Clayton’s 2003 performance, including the accomplishment of performance goals established for 2003, and a subjective assessment of his performance. The Committee noted that under Mr. Clayton’s leadership, the Company had successfully completed its initial public offering and had achieved net operating income of $329 million, the best in the Company’s 25-year history.
      In recognition of Mr. Clayton’s continued strong leadership, the Committee increased Mr. Clayton’s base salary to $840,000, a 3.6% increase over 2003. Mr. Clayton’s target bonus for 2004 remained at 100% of his base salary. These amounts placed Mr. Clayton’s target cash compensation slightly below the median cash compensation paid by those companies selected for peer comparison. The actual payout of Mr. Clayton’s bonus award at $1,444,800 (1.72 times base salary) represented commendable performance under the Executive Management Incentive Plan.

      The Committee’s review of comparative data suggested that Mr. Clayton’s long-term incentive compensation remained significantly below the median for peer companies. Based upon these considerations and Mr. Clayton’s individual performance, we granted Mr. Clayton 19,091 shares of restricted stock, having a grant date value equal to $583,230. In addition, Mr. Clayton received 124,136 incentive units under the AAIR Plan, 114,545 of which are stock appreciation rights based upon the value of Company common stock. Mr. Clayton received $5,053,676 in 2004 upon the replacement of incentive units granted to him in prior years.
      Consistent with contributions made to other executives, Mr. Clayton received an aggregate of $172,368 in Company contributions under the Assurant 401(k) Plan and the 401(k) portion of the Assurant Executive Pension and 401(k) Plan.
Section 162(m) of the Internal Revenue Code
      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid for any fiscal year to the Company’s Chief Executive Officer and four other most highly compensated Executive Officers. Until the annual meeting of stockholders in 2007, or until one of the Company’s incentive plans is materially amended, if earlier, awards issued under the Company’s incentive plans are exempt from the deduction limits of Section 162(m). As such, the Committee believes that all compensation for 2004 paid to named executive officers is properly deductible under the Code.
Compensation Committee
John M. Palms, PhD., D.Sc., Chairman
Beth L. Bronner
Michele Coleman Mayes
Compensation Committee Interlocks and Insider Participation
      The Compensation Committee is composed of Ms. Bronner, Ms. Mayes and Dr. Palms. Dr. Palms is the Chairman. No member of the Compensation Committee was, during the year, an officer or employee of Assurant, nor was any member of the Compensation Committee formerly an officer of Assurant. In addition, no executive officer of Assurant served during 2004 (a) as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on the Compensation Committee or (b) as a member of the compensation committee of another entity, one of whose executive officers served on the Board of Directors of Assurant. During 2004, Mr. Freedman, a former officer of the Company, served as a member of the Compensation Committee. As of February 2005, he is no longer a member of the Compensation Committee. Ms. Bronner, Ms. Mayes and Dr. Palms are independent directors and satisfy the requirements of Section 16 of the Securities Exchange Act of 1934, as amended and Rule 162(m) under the Internal Revenue Code of 1986.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      We describe below some of the transactions to which we were a party during 2004 with one of our significant stockholders, Fortis Insurance N.V., a public company with limited liability incorporated as a naamloze vennootschap under Dutch law (“Fortis”) and with our directors.
General
      Two of our directors, Michel Baise and Gilbert Mittler, are directors, officers and employees of the Fortis Group, which refers to the group of companies, including Fortis, jointly owned and/or controlled either directly or indirectly by Fortis SA/ NV, a public company with limited liability incorporated as a naamloze vennootschap/societe anonyme under Belgian law, and Fortis N.V., a public company with limited liability incorporated as a naamloze vennootschap under Dutch law.
      In the ordinary course of business, we have entered into a number of agreements with Fortis and its affiliates relating to our historical business and our relationship with the Fortis Group, the material terms of which are described below. In addition, at the time of our initial public offering in February 2004 and the secondary offering in January 2005, we entered into agreements with Fortis relating to our ongoing relationship with Fortis, as described below.
Registration Rights Agreement
      We entered into a Registration Rights agreement with Fortis dated as of February 10, 2004, as amended by the Termination and Amendment Agreement dated January 10, 2005, pursuant to which we have granted to Fortis and its affiliates that become our stockholders rights to request registration under the Securities Act of 1933, as amended, to effect a public offering with respect to all or part of the shares of our Common Stock owned by them from time to time during the term of the agreement so long as the shares to be offered pursuant to the request have an aggregate offering price of at least $250 million, based on the then current market price. We will be required to fulfill this obligation except in limited circumstances. The maximum number of shares to be included in any such public offering will not exceed the maximum number that the managing underwriter of such public offering considers to be appropriate. These “demand registration” rights may be exercised by Fortis on an unlimited number of occasions with respect to registration statements on Form S-2 or S-3 and on not more than two occasions with respect to registration statements on Form S-1; provided that we will not be obligated to effect more than one registration in any 90-day period.
      In addition, subject to limited exceptions, if we propose to register any shares of our Common Stock, other equity securities or securities convertible into or exchangeable for equity securities, whether or not for sale for our own account, we are required to provide notice to Fortis, and if requested by Fortis, we will include its shares in the registration statement. The maximum number of shares to be included in any public offering will not exceed the maximum number that the managing underwriter of such public offering considers to be appropriate, with priority given to securities sought to be included at our request.
      During the term of the agreement, Fortis will agree not to sell, transfer or hedge any shares of our Common Stock or any securities convertible into or exchangeable for shares of our Common Stock for 10 days prior to and 90 days after the effective date of a registration statement for an underwritten public offering of any of our equity securities, unless the underwriters of such offering permit a shorter period.
      In connection with any registration of Common Stock for Fortis, we will agree to indemnify Fortis for damages relating to a material misstatement or omission in any registration statement or prospectus relating to shares of our common stock to be sold by Fortis. Fortis will agree to indemnify us, our officers and our directors on the same basis with respect to material misstatements or omissions relating to information about Fortis up to the amount of net proceeds received.
      Generally, we may grant registration rights to other persons; however, any such registration rights cannot be exercised until after the second anniversary of the secondary offering which occurred in January 2005.

Shareholders’ Agreement and Corporate Governance Arrangements
      We entered into a Shareholders’ Agreement with Fortis dated as of February 10, 2004 (the “Shareholders’ Agreement”) in connection with our initial public offering which provided that, among other things, so long as Fortis owned at least 10% of our Common Stock, Fortis would have the right to nominate two designees to our Board of Directors. The Fortis director designees are Michel Baise and Gilbert Mittler, both of whom are Class III directors.
      On January 10, 2005, we entered into the Termination and Amendment Agreement with Fortis that officially terminated the Shareholders’ Agreement. We also entered into a Letter Agreement with Fortis dated January 10, 2005, which triggered the other corporate governance arrangements described under “CORPORATE GOVERNANCE — Corporate Governance Arrangements” in this proxy statement to come into effect.
Cooperation Agreement
      On February 10, 2004 we entered into a Cooperation Agreement with Fortis and its affiliates relating to our separation from the Fortis Group and the ongoing relationship between our Company and the Fortis Group. Pursuant to this agreement, the Fortis Group has granted us non-exclusive, royalty-free rights to use the Fortis name and marks for various transition periods ranging from one to two years depending on the usage of such name or mark.
      In addition, we are required to permit the Fortis Group’s internal audit group to inspect our books and records and to discuss affairs, finances and accounts with our officers and auditors as long as Fortis owns shares representing 10% or more of the voting power of our outstanding shares of Common Stock.
      The Cooperation Agreement contains provisions relating to, among other things:

cooperation between us and the Fortis Group on various matters, including the timing of completion of audit reports and regulatory filings; and

existing vendor purchasing arrangements pursuant to which we purchase products and services also used by Fortis, which to the extent permitted by the underlying arrangement will continue for their term.
      We are entitled to indemnification from Fortis for losses arising out of any breach by Fortis of the Cooperation Agreement. We will be required to indemnify Fortis for any losses arising out of any breach by us of the Cooperation Agreement or any material untrue statement or omission contained in any Fortis regulatory or other governmental filing relating to information about us provided by us to Fortis for use in the filing and which is or would be required to be included in any filing by us.
SERP Guarantee
      Our SERP program provides that if the payments to a participant or beneficiary will be made over a period of more than one year and if at the time payments commence, we are not subject to pending proceedings as a debtor under the U.S. Bankruptcy Code, then Fortis will guarantee the payment of SERP benefits to such participant or beneficiary. The SERP further provides that if Fortis ceases to be the beneficial owner of our Common Stock, then such guarantee will be limited to the actuarially equivalent value of the participant’s SERP benefit immediately following the cessation of its beneficial ownership.
Guarantee of 1997 Capital Securities
      In May 1997, Fortis Capital Trust, a trust established by us, issued 150,000 of 8.40% capital securities (the “1997 Capital Securities I”) to investors and 4,640 of 8.40% common securities (the “1997 Common Securities I”) to us, in each case with a liquidation amount of $1,000 per security. Fortis Capital Trust used the proceeds from the sale of the 1997 Capital Securities I and the 1997 Common Securities I to purchase $154,640,000 of our 8.40% junior subordinated debentures due 2027 (the “1997 Junior Subordinated Debentures I”). These debentures were the sole asset of Fortis Capital Trust.

      In July 1997, Fortis Capital Trust II, a trust established by us, issued 50,000 of 7.94% capital securities (the “1997 Capital Securities II”) to investors and 1,547 of 7.94% common securities (the “1997 Common Securities II”) to us, in each case with a liquidation amount of $1,000 per security. Fortis Capital Trust II used the proceeds from the sale of the 1997 Capital Securities II and the 1997 Common Securities II to purchase $51,547,000 of our 7.94% junior subordinated debentures due 2027 (the “1997 Junior Subordinated Debentures II”). The 1997 Junior Subordinated Debentures II were the sole asset of Fortis Capital Trust II.
      With respect to each of Fortis Capital Trust and Fortis Capital Trust II, each of, Fortis SA/ NV and Fortis N.V. entered into a junior subordinated guarantee of the distributions and payments on the liquidation and redemption of the 1997 Capital Securities I and the 1997 Capital Securities II, respectively, but only to the extent that funds were held by Fortis Capital Trust and Fortis Capital Trust II, respectively. Fortis SA/ NV and Fortis N.V. also entered into a junior subordinated guarantee of the payment of the principal, premium, if any, and interest on the 1997 Junior Subordinated Debentures I and 1997 Junior Subordinates Debentures II (together, the “1997 Junior Subordinated Debentures”). The 1997 Junior Subordinated Debentures and the guarantees were unsecured, junior subordinated obligations.
      In January 2004, we redeemed all of the outstanding 1997 Junior Subordinated Debentures, which resulted in a mandatory redemption of all of the outstanding 1997 Capital Securities I and 1997 Capital Securities II. The issuer trusts under the 1997 Capital Securities I and 1997 Capital Securities II were dissolved in January 2004. We paid a premium of approximately $66.7 million as a result of early redemption.
Fortis Commercial Paper Program
      Historically, Fortis Finance N.V. maintained a $1 billion commercial paper facility that, until our initial public offering in February 2004, we were able to access, through intercompany loans, for up to $750 million. We used the commercial paper facility to cover any cash shortfalls, which may have occurred from time to time. Although we were able to access funds for a few months in 2004, we had no commercial paper borrowings with Fortis Finance N.V. associated with this commercial paper facility during the year ended December 31, 2004. In connection with our separation from Fortis at our initial public offering in February 2004, we no longer have access to this facility and have established our own commercial paper program.
Guarantee of Senior Bridge Credit Facilities
      Until February 10, 2004, Fortis guaranteed our obligations under a $1,100 million senior bridge credit facility and a $650 million senior bridge facility, all of which facilities were repaid by us and the guarantees of Fortis were extinguished.
Consulting Agreement and Retirement Agreement
      Effective July 31, 2000, Allen R. Freedman, one of our directors, retired as the Chief Executive Officer of the Company. In connection with his retirement, Mr. Freedman entered into a Consulting, Non-Compete and Payments Agreement with us and Fortis pursuant to which he agreed to (1) perform consulting services for the Company for a period of three years from and after July 31, 2000, and (2) refrain from certain activities that would be in competition with the Company, which includes refraining from encouraging, soliciting or inducing any officer or employee of the Company or its subsidiaries to enter into an employment relationship with any entity whose business activities are in competition with those of the Company for a period of five years ending July 31, 2005. Pursuant to the terms of this agreement, Mr. Freedman received total payments of $3,098,000, with the final payment taking place on August 1, 2004, and reimbursement of any reasonable out-of-pocket expenses incurred in providing his consulting services.
      On July 19, 1999, Mr. Freedman entered into a Retirement Agreement with us and Fortis relating to the payments and benefits to be provided to Mr. Freedman in connection with his scheduled retirement on July 31, 2000. The agreement provided that as of the date of Mr. Freedman’s retirement on July 31, 2000, Mr. Freedman would be fully vested in all amounts earned under our long term incentive plan. The amounts due Mr. Freedman under the long term incentive plan could be deferred by Mr. Freedman for a period of five years beyond the later of his retirement as an employee and his departure from our Board of Directors. The deferred amounts due Mr. Freedman under the long term incentive plan would be put into a trust for the benefit of Mr. Freedman during the deferral period.
      On August 1, 2000, we entered into a trust agreement with Wachovia Bank, N.A. for the benefit of Mr. Freedman. The trust was created to carry out the provisions of the Retirement Agreement and to hold assets contributed by us sufficient to fund our obligation to Mr. Freedman under the long term incentive plan. The trust constituted an unfunded arrangement, subject to the claims of our creditors in the event of insolvency. We then deposited into the trust an amount equal to our remaining obligation to Mr. Freedman under the long term incentive plan. On August 25, 2000, a portion of this amount was used, at the direction of Mr. Freedman, to purchase life insurance policies, of which specified family members of Mr. Freedman are the beneficiaries. Premiums on those life insurance policies were payable over time, and payments began on August 25, 2000. The final premium payment of $1,889,776 was paid out of the trust in August 2004. Total premiums paid were $9,889,776.
Section 16(a) Beneficial Ownership Reporting Compliance
      Under Section 16(a) of the Securities Exchange Act of 1934, our directors, executive officers, and any persons holding more than ten percent of our Common Stock and other equity securities are required to report their initial ownership of and subsequent changes in ownership of our Common Stock and other equity securities to the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange. They are also required to send copies of these reports to us. Specific dates for filing these reports have been established by the SEC, and we are required to report in this Proxy Statement any failure of our directors and executive officers to file by the relevant due date any of these reports during 2004. To our knowledge, based solely on our review of the copies of the reports prepared or received by us, we believe that all such filing requirements were satisfied except that Mr. Sondej filed a late Form 3 reporting his initial ownership of Assurant Common Stock and equity securities, and Mr. Clayton, Mr. Pollock, Ms. Silvester and Mr. Haertel filed late Form 4’s with regard to a dividend reinvestment in their Executive 401(k) plans.

CORPORATE GOVERNANCE
General
      We adopted Corporate Governance Guidelines on April 16, 2004 and the Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating Committee”) will review those standards periodically to ensure they incorporate recent corporate governance developments and generally meet our corporate governance needs. You may obtain the Corporate Governance Guidelines and the charters of each of the Board’s committees, including the charter of the Nominating Committee, by accessing the “Corporate Governance” subsection of the “Investor Relations” section of our website located at www.assurant.com, or by writing to our Corporate Secretary at Assurant, Inc., One Chase Manhattan Plaza, 41st Floor, New York, New York, 10005. The charters of the Board’s committees and the Corporate Governance Guidelines are also attached to this proxy statement.
Corporate Governance Arrangements
      Composition of Board of Directors. The current Board of Directors consists of ten members and the Nominating Committee is in the process of searching for two more directors. If at any time in the future while there are no vacancies on our 12-member Board of Directors, our Board of Directors, or a committee thereof, adopts a resolution (1) recommending to our stockholders that a particular candidate be elected to our Board of Directors to replace one of the Fortis director designees or (2) appointing to our Board of Directors a new member, then Fortis will cause one of the Fortis director designees to resign from our Board of Directors promptly following the adoption of such resolution. In addition, if at any time Fortis ceases to own more than 5% of our outstanding shares of Common Stock, Fortis will promptly cause any remaining Fortis director designees to resign from our Board of Directors.
      Fortis Proxy. If at any time while at least one Fortis director designee remains on our Board of Directors, our Board of Directors, including any Fortis director designee, votes in favor of any of the following actions at any Board meeting at which a quorum is present or by written consent, Fortis will agree to vote its shares of our Common Stock in favor of such action and Fortis has granted the Company an irrevocable proxy coupled with an interest to effect such vote:

•	any recapitalization, reclassification, spin-off or combination of any of our securities or any of those of our significant subsidiaries; or

•	any liquidation, dissolution, winding up or commencement of voluntary bankruptcy, insolvency, liquidation or similar proceedings with respect to us or our subsidiaries.
Director Independence and Presiding Director
      New York Stock Exchange (the “NYSE”) rules require that we have a majority of independent directors. NYSE rules further provide that no director will qualify as “independent” unless the Board of Directors has affirmatively determined that the director has no material relationship with Assurant and its subsidiaries either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. In March 2005, the Nominating Committee and the Board of Directors adopted categorical standards, as described below, to assist in evaluating the independence of Assurant’s directors.
Board of Directors
      i. A director who is an employee, or whose immediate family member, as defined in the NYSE rules, is an executive officer of Assurant cannot be independent until three years after the end of the employment relationship.
      ii. A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from Assurant, cannot be independent until three years after he or she, or the family member, ceases to receive more than $100,000 per year. Fees for service as a director or committee member, as well as pension or other deferred compensation payments for prior service, provided such payments are not contingent on continued service, are excluded from the calculation of direct compensation.
      iii. A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of Assurant is not independent until three years after the end of the affiliation or the employment or auditing relationship.
      iv. A director is not independent if he, she or a member of his or her immediate family is, or in the past three years has been, employed as an executive officer of another company where any of Assurant’s present executives serve on the compensation committee of the other company.
      v. A director who is an executive officer or employee of, or whose immediate family member is an executive officer of, another company that makes payments to or receives payments from Assurant for property or services in an amount that in any single fiscal year exceeds the greater of $1 million or 2% of the other company’s consolidated gross revenues, is not independent until 3 years after falling below such threshold.
Audit Committee of the Board of Directors
      In addition to satisfying the independence standards for directors in general, as set forth above, a director must satisfy the requirements of the of Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in order to serve on the Audit Committee. In order to satisfy the requirements of Rule 10A-3(b)(1):
      i. The director must not accept directly or indirectly, as a partner, member, executive officer, or occupant of a similar position in an organization, any consulting, advisory or other compensatory fees from Assurant. This excludes (a) fees for services as a director or committee member, or (b) fixed amounts of compensation received as compensation under a retirement plan, including deferred compensation, for prior service with Assurant, so long as this compensation is not contingent in any way on continued service. Disqualifying fees would include fees for accounting, consulting, legal, investment banking or financial advisory services provided by the director to Assurant.
      ii. The director must not be an affiliated person, as defined in the Exchange Act, of Assurant or any of its subsidiaries.
Compensation Committee of the Board of Directors
      In addition to satisfying the independence standards for directors in general, as set forth above, a director must satisfy the requirements of Section 16 of the Exchange Act and the rules promulgated thereunder, as well as the requirements of Rule 162(m) under the Internal Revenue Code of 1986, as amended, in order to serve on the Compensation Committee.
      It was according to these standards that the Nominating Committee and the Board of Directors undertook its annual review of director independence in March 2005. Based on the review, it was affirmatively determined that Dr. Blendon, Ms. Bronner, Mr. Carver, Mr. Mackin, Ms. Mayes and Dr. Palms are independent of Assurant and its management under the criteria established by the Nominating Committee. Therefore, 60% of the members of our Board of Directors are independent. In addition, it was determined that each member of the Audit Committee and the Compensation Committee are independent of Assurant and its management under the criteria established by the Nominating Committee.
      Our Corporate Governance Guidelines, which we have attached to this proxy statement as Appendix A, state that if the Chairman of the Board is an independent director, then the Chairman shall serve as the presiding director. In accordance with the Corporate Governance Guidelines, the Board of Directors in March 2005 designated Dr. Palms, the independent Chairman of the Board, as the presiding director to serve until his successor is duly appointed. As presiding director, Dr. Palms chairs the executive sessions of the Board meetings, in which the non-management directors meet. The Board of Directors met in executive session at five of its ten meetings in 2004, including one session consisting exclusively of the independent directors.

Communicating with the Presiding Director and the Board of Directors
      To contact the presiding director and the other non-management members of the Board of Directors you may write to: Dr. John M. Palms, Chairman of the Board, c/o the Legal Department, Assurant, Inc., One Chase Manhattan Plaza, 41st Floor, New York, NY 10005 or submit your question or concern via email to the following address: boardchair@assurant.com. Communications are distributed to the Board, or to any individual directors as appropriate. Items that are unrelated to the duties and responsibilities of the Board are sent to the appropriate department of the Company.
Audit Committee Financial Expert
      Pursuant to the applicable rules of the SEC, the Board undertook a review of the qualifications and expertise of the Audit Committee members in March 2005. Based on this review, the Board of Directors determined that all three members of the Audit Committee are independent as that term is used in the NYSE rules and Rule 10A-3(b)(1) of the Exchange Act and are financially literate as that qualification has been interpreted by the Board of Directors in its business judgment. Mr. Carver has been designated as the “audit committee financial expert” and meets the criteria for being the “audit committee financial expert” set out in SEC Regulation S-K, Item 401.
Consideration of Stockholder Candidates and Selection Criteria
      The Nominating Committee will consider candidates recommended by our stockholders for nomination for election to the Board of Directors at an annual meeting. A stockholder who wishes to recommend a candidate for nomination to the Board of Directors must submit such recommendation to the Corporate Secretary of Assurant. In accordance with our Bylaws, the stockholder must deliver the notice not less than ninety days nor more than one hundred twenty days prior to the first anniversary date of the preceding year’s annual meeting. All such recommendations will be forwarded by the Corporate Secretary to the chairman of the Nominating Committee. A stockholder may also satisfy these notice requirements if the stockholder notifies us of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by us to solicit proxies for our annual meeting. We did not receive any stockholder nominations of persons for election to the Board of Directors in connection with the 2005 Annual Meeting.
      All stockholder recommendations of candidates for nomination for election to our Board must be in writing and must set forth as to each director candidate recommended the following: (1) name, age, business address and residence address of the individual proposed to be nominated; (2) the principal occupation or employment of the person during the five-year period preceding the date of the recommendation; (3) the class and number of shares of capital stock of Assurant that are owned beneficially or of record by the individual; and (4) any other information relating to the person that would be required to be included in a proxy statement prepared in connection with the solicitation of proxies for an election of directors pursuant to applicable law and regulations. The information must also include certain information as to the stockholder providing the recommendation, which includes the name and address of the stockholder and the class and number of shares of capital stock of Assurant which are owned beneficially or of record by the stockholder. Each recommendation must be accompanied by the written consent of each individual recommended, which must include a statement that if the individual were to be nominated and elected, the individual would serve as a director of Assurant.
      The Nominating Committee will consider prospective nominees for the Board of Directors, whether selected by the Nominating Committee or by the stockholders, based on the need for additional Board members to fill vacancies or to expand the size of the Board. Once the Nominating Committee has identified a prospective nominee, the Nominating Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Nominating Committee with the recommendation of the prospective candidate, as well as the Nominating Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation. The Nominating Committee then evaluates the prospective nominee against the standards and qualifications set forth in our Corporate Governance Guidelines, including relevant experience, industry and financial expertise, integrity, leadership, business judgment and high performance standards.
Code of Ethics
      The Assurant Guidelines on Business Conduct — Our Code of Ethics, is applicable to all of our employees, officers and directors, including the principal executive officer, the principal financial officer and the principal accounting officer. You may obtain the Assurant Guidelines on Business Conduct by accessing the “Corporate Governance” subsection of the “Investor Relations” section of our website located at www.assurant.com, or by writing to our Corporate Secretary at Assurant, Inc., One Chase Manhattan Plaza, 41st Fl., New York, NY 10005. We intend to post any amendments to or waivers from our code of ethics that apply to our executive officers or directors at this location on our website.
Board Meetings, Committees and Attendance
      Each Board member is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties to Assurant. In addition to attendance at Board and Committee meetings, each member of the Board is expected to attend each of our annual meetings of stockholders. The Board of Directors held ten meetings, in person or by telephone, during 2004.
      Our Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.
      The Audit Committee’s purpose, as discussed in detail in the Audit Committee Charter, attached to this proxy statement as Appendix B, is (1) to assist the Board of Directors in its oversight of our quarterly and annual financial statements, our compliance with legal and regulatory requirements, our Independent Registered Public Accounting Firm’s qualifications and independence, and the performance and effectiveness of the Company’s internal controls over financial and management information and of the Independent Registered Public Accounting Firm; (2) to review and advise the Board of Directors on other matters at their request; and (3) to review and approve reports and other financial information provided by us to our stockholders and others. The Audit Committee consists of Messrs. Carver, Mackin and Palms. The chairman of the committee is Mr. Carver. The Board of Directors has determined that all three members of the Audit Committee are independent as that term is defined by the NYSE rules and in Rule 10A-3(b)(1) of the Exchange Act and are financially literate as that qualification has been interpreted by the Board of Directors in its business judgment. Mr. Carver is the audit committee financial expert and meets the criteria set out in SEC Regulation S-K, Item 401. The Audit Committee held eleven meetings in 2004.
      The Compensation Committee, as discussed in detail in the Compensation Committee Charter, attached to this proxy statement as Appendix C, establishes, reviews and monitors our compensation philosophy and practices in order to assist the Board in the discharge of its responsibilities relating to (1) the fair and competitive compensation of our Chief Executive Officer and our other executives, and (2) the production of an annual report on executive compensation for inclusion in our proxy statement. In addition, the Compensation Committee oversees management’s administration of our executive compensation plans, deferred compensation plan and defined benefit pension plan, and monitors our executive compensation programs. The Compensation Committee consists of Ms. Bronner, Ms. Mayes and Dr. Palms. The Board of Directors has determined that all three members of the Compensation Committee are independent as that term is defined by the NYSE rules. The chairman of the committee is Dr. Palms. Additionally, each of these directors satisfies the requirements of Section 16 of the Exchange Act as well as the requirements of Rule 162(m) under the Internal Revenue Code of 1986, as amended. The Compensation Committee held three meetings in 2004.
      The Nominating and Governance Committee, as discussed in detail in the Nominating and Corporate Governance Committee Charter, attached to this proxy statement as Appendix D, sets guidelines for corporate governance and monitors our governance to assure that we have a “best practices” corporate governance program. Specifically the Nominating Committee reviews and recommends to the Board of Directors, among other things, Board membership criteria, nominees for election as directors, membership of the committees of the Board and matters relating to the performance, diversity and independence of Board members. The Nominating Committee considers candidates for the Board of Directors suggested by its members and other Board members, with input from the Chief Executive Officer. The Nominating Committee is authorized to and has in the past year retained a third-party executive search firm to identify candidates to be considered by the Nominating Committee for Board membership. The Nominating Committee will consider candidates for the Board that are recommended by our stockholders, as further discussed above under “Corporate Governance — Consideration of Stockholder Candidates and Selection Criteria.” The Nominating Committee oversees and approves the management continuity and succession process. The Nominating Committee also works with our legal department to conduct an annual independence analysis and evaluation of the Board and its committees. The Nominating Committee completed these annual processes in March 2005. The Nominating Committee consists of Dr. Blendon, Ms. Mayes, and Dr. Palms, all of whom the Board of Directors has determined to be independent as required and defined by the NYSE. The chairman of the Nominating Committee is Dr. Palms. The Nominating Committee held five meetings in 2004.
      The charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee also are available on our website at www.assurant.com.
Director Compensation
      The Assurant Directors Compensation Plan provides for payment of an annual retainer to non- management directors of $35,000, payable in cash quarterly. Additional annual retainers will be paid to the Chairman of the Board and committee members and chairpersons as follows: Chairman of the Board: $7,500; Audit Committee: member $3,750, chairperson $7,500; Compensation Committee: member $2,500, chairperson $5,000; Corporate Governance and Nominating Committee: member $2,500, chairperson $5,000; Executive Committee: none. Annual service for this purpose relates to the approximate 12-month periods between annual meetings of our stockholders. A prorated retainer will be paid to any person who becomes a non-employee director other than by election at an annual meeting. The Directors Compensation Plan also provides for the payment of participation fees of $2,000 for each Board, Committee or Working Group meeting attended and $500 for each Board, Committee or Working Group conference call, but not more than one fee for meetings or conference calls held on the same day. The Chairman of the Board or chairperson of a Committee may authorize the full meeting fee to be payable with respect to any extended conference call or any other special off-site meeting required as part of a director’s service. The Directors Compensation Plan also provides for reasonable reimbursement of travel expenses in connection with attending meetings of our Board and its Committees, and other Company functions where the director’s attendance is requested by our Chief Executive Officer. A participant may elect to have any cash amounts payable under the Directors Compensation Plan transferred to the Assurant Deferred Compensation Plan.
      In addition to cash compensation, the Directors Compensation Plan provides that each non-employee director will receive, on the later of the effective date of the Directors Compensation Plan or the first date he or she becomes a non-employee director, an initial award of (1) shares of our Common Stock having a grant date value equal to the normal (non-prorated) annual cash retainer amount received for serving as a director for the year, excluding any retainer related to a committee member or chairperson assignment, and (2) stock appreciation rights with respect to an equal number of shares of Common Stock. On the day following each annual meeting of our stockholders, beginning with the 2005 Annual Meeting, each non-employee director then in office, other than a director who first became a non-employee director at the stockholders meeting held on the previous day, will receive (1) an award of shares of Common Stock having a grant date value equal to the director’s annual cash retainer for such year, excluding any retainer earned by the director as a committee member or chair, and (2) an award of stock appreciation rights with respect to an equal number of shares of Common Stock. In no event will a director receive both an initial award and an annual award of shares of Common Stock and stock appreciation rights for the same year of service. The stock appreciation rights granted under the Directors Compensation Plan will have a base value equal to the fair market value of our Common Stock on the date of grant. Upon exercise of a stock appreciation right, a director will receive a cash payment equal to the excess, if any, of the fair market value of one share of our Common Stock on the date of exercise over the base value of the stock appreciation right. Stock appreciation rights granted under the Directors Compensation Plan will be fully vested on the date of grant, but may not be exercised until the fifth anniversary of the date of grant. To the extent not previously exercised, such stock appreciation rights will be automatically exercised on the earlier of the first anniversary of the grantee’s termination as a director of the Company for any reason or the tenth anniversary of the date of grant.
      Directors who are employees of the Company or any of its subsidiaries or affiliates, or of Fortis or any of its subsidiaries or affiliates, and directors who are designated by Fortis to serve as directors, are not eligible to participate in the Directors Compensation Plan or to receive payment for service as a director.

AUDIT COMMITTEE MATTERS
Audit Committee Report
      The Audit Committee is comprised of Messrs. Carver, Mackin and Palms. Mr. Carver is the Chairman. The purpose of the Audit Committee, as discussed in detail in the Audit Committee Charter, is (1) to assist the Board of Directors in its oversight of (a) the Company’s quarterly and annual financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the Independent Registered Public Accounting Firm’s qualifications and independence, and (d) the performance and effectiveness of the Company’s internal controls over financial and management information and of the Independent Registered Public Accounting Firm (2) to review and advise the Board of Directors on other matters at their request and (3) to prepare this report. The Board of Directors has determined that all three members of the Audit Committee are independent as that term is used in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934 and are financially literate as that qualification has been interpreted by the Board of Directors in its business judgment. Mr. Carver is the audit committee financial expert and meets the criteria set out in SEC Regulation S-K, Item 401.
      The Audit Committee reviews with PricewaterhouseCoopers LLP, Assurant’s Independent Registered Public Accounting Firm, the annual audited financial statements. The Independent Registered Public Accounting Firm expresses an opinion on the conformity of the audited financial statements with generally accepted accounting principles. The Audit Committee also meets with PricewaterhouseCoopers LLP to review the results of their procedures performed with respect to the Company’s quarterly financial statements. The Audit Committee also discusses with Assurant’s internal auditors and PricewaterhouseCoopers LLP the overall scope and plans for their respective audits.
      The Audit Committee has discussed the consolidated financial statements with PricewaterhouseCoopers LLP and it also has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees) relating to the conduct of the audit including the quality of Assurant’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee also has received written disclosures and a letter from PricewaterhouseCoopers LLP regarding its independence from Assurant as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has discussed with PricewaterhouseCoopers LLP the independence of the firm, and has considered all of the above communications as well as all audit, audit-related and non-audit services provided by PricewaterhouseCoopers LLP. Based on the foregoing, the Audit Committee has determined that PricewaterhouseCoopers LLP is independent with respect to Assurant within the meaning of the federal securities laws and the rules and regulations thereunder and Rule 3600T of the Public Company Accounting Oversight Board (United States), which designates as interim independence standards Rule 101 of the American Institute of Certified Public Accountants’ Code of Professional Conduct and Standards Nos. 1, 2 and 3 of the Independence Standards Board.
      The Audit Committee has reviewed and discussed the audited financial statements of Assurant for the fiscal year ended December 31, 2004 with management. In connection with that review, management represented to the Audit Committee that Assurant’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.
      Based on the above materials and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in Assurant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.
The Audit Committee
Howard L. Carver, Chairman
H. Carroll Mackin
John M. Palms, PhD., D.Sc.

Fees of Principal Accountants
      The Audit Committee, in its capacity as a committee of our Board of Directors, is directly responsible for the appointment, compensation, retention and oversight of PricewaterhouseCoopers LLP, our Independent Registered Public Accounting Firm. The Audit Committee is required to approve all engagements with the Independent Registered Public Accounting Firm, including both audit services and non-audit services prior to such services being rendered. The Audit Committee has delegated to the Audit Committee Chairman, who is currently Mr. Carver, the ability to pre-approve non-audit service engagements with the Independent Registered Public Accounting Firm involving fees of up to $250,000 per engagement. Any non-audit services that are pre-approved by the Chairman must then be reported and ratified at the next full Audit Committee meeting.
      In approving any non-audit services, the Audit Committee, or Chairman when applicable, considers whether the proposed services are prohibited under current law or regulations. The Audit Committee, or Chairman when applicable, in order to approve the proposed non-audit services, also must be of the opinion that the proposed services, both individually and collectively with all other provided services, will not impair the independence of the Independent Registered Public Accounting Firm relative to their audit opinion given in connection with our financial statements. The Audit Committee also receives assurances from the Independent Registered Public Accounting Firm that the proposed engagement is not a prohibited service under applicable laws and regulations and that the proposed service will not impair the auditors’ independence relative to their audit opinion regarding Assurant’s financial statements.
      Even though Ernst & Young LLP are not our independent auditors, since Mr. Carver is currently a consultant with Ernst & Young LLP, Mr. Carver abstains from the approval of any non-audit services that may be provided by Ernst & Young LLP. In such case, another member of the Audit Committee is authorized to approve Ernst & Young’s non-audit services and fees, subject to ratification by the Audit Committee.
      The following table sets forth the aggregate fees agreed upon with and/or billed to Assurant for the fiscal years ended December 31, 2004 and 2003 by PricewaterhouseCoopers LLP:

	Fiscal Year Ended		Fiscal Year Ended
	December 31, 2004		December 31, 2003

		Percentage of		Percentage of
		Services Approved		Services Approved
Description of Fees	Amount	by Audit Committee	Amount	by Audit Committee

			(In thousands)

Audit Fees	$8,431	100%	$6,385	100%
Audit Related Fees	1,161	100%	1,021	100%
Tax Fees	345	100%	73	84%
All Other Fees	19	100%	3	100%
      The nature of the services comprising Audit Fees for the years ended December 31, 2004 and 2003 was for professional services rendered for the audits of our consolidated financial statements, statutory and subsidiary audits and issuance of comfort letters. The nature of the services comprising Audit Related Fees for the years ended December 31, 2004 and 2003 was for employee benefit audits, due diligence services, advisory services related to the Sarbanes-Oxley Act and procedures performed and reported under SAS 70. The nature of the services comprising Tax Fees for the years ended December 31, 2004 and 2003 was for tax compliance and tax advice. The nature of the fees comprising All Other Fees for the years ended December 31, 2004 and 2003 was primarily for purchases of software licenses.

PROPOSAL ONE
ELECTION OF DIRECTORS
      We currently have ten directors. Four of our current directors are nominees for re-election as directors at the Annual Meeting to serve until the 2008 annual meeting and until their successors are elected and have qualified. In the absence of contrary instructions, it is the intention of the persons named in the accompanying proxy to vote for the nominees listed below. If any nominee becomes unavailable to serve for any reason, an event the Board of Directors does not anticipate, the proxies solicited hereby will be voted for election of the person, if any, designated by the Board of Directors to replace that nominee.
Director Nominees
      The following persons have been nominated to serve as directors of Assurant in Class I:

John Michael Palms, PhD., D.Sc., Chairman of the Board. Dr. Palms, age 69, has been a member of our Board of Directors since March 1990 and became Chairman in October 2003. Dr. Palms is a Distinguished University Professor and Distinguished President Emeritus at the University of South Carolina. He was the President of the University of South Carolina from 1991 until his retirement in 2002. Earlier in his career, Dr. Palms served as President of Georgia State University and as a professor and administrator at Emory University. Dr. Palms currently serves on the boards of the Computer Task Group and Simcom International and is the Chair of Exelon Corporation’s audit committee. He is also Chairman of the Board of the Institute for Defense Analyses. In the past, Dr. Palms has been a member of various additional company committees and boards including the University of South Carolina’s Educational and Development Foundation Boards, NationsBank of the Carolinas’ audit committee, the audit committee of the Board of Directors of Carolina First Bank, the Mynd Corporation’s compensation committee and Chair of PECO Energy’s nuclear committee.

J. Kerry Clayton, President, Chief Executive Officer and Director. Mr. Clayton, age 59, has been our President and Chief Executive Officer since May 2000 and has been a member of our Board of Directors since March 1999. From 1993 to 1999, Mr. Clayton served as Executive Vice President of the Company with a variety of responsibilities. From 1985 to 1993, Mr. Clayton served as President of Fortis Benefits Insurance Company, which acquired and combined the operations of Western Life Insurance Company, St. Paul Life Insurance Company and the Group Division of Mutual Benefit Life. He also served as Senior Vice President, Finance of the Company from 1981 to 1985. From 1970 to 1980, Mr. Clayton held various positions with American Security Group, now Assurant Solutions, which was acquired by the Company in 1980.

Dr. Robert J. Blendon, Sc.D., Director. Dr. Blendon, age 62, has been a member of our Board of Directors since March 1993. Dr. Blendon has been a professor of Health Policy at Harvard University’s School of Public Health and a professor of Political Analysis at Harvard University’s Kennedy School of Government since 1987. Previously, he served as Vice President of The Robert Wood Johnson Foundation.

Beth L. Bronner, Director. Ms. Bronner, age 53, has been a member of our Board of Directors since January 1994. Ms. Bronner is currently Senior Vice President and Chief Marketing Officer of Jim Beam Brands, a division of Fortune Brands. Prior to joining Jim Beam in 2003, Ms. Bronner was a Partner at LERA Consulting in Chicago, Illinois. Prior to joining LERA Consulting in 2002, Ms. Bronner was the President and Chief Operating Officer of ADVO, Inc., the nation’s largest full-service targeted direct mail marketing company. Before joining ADVO, Inc. in 2000, Ms. Bronner was President of the Health Division at Sunbeam Corporation. She has also served as Senior Vice President and Director of Marketing of North American Consumer Banking at Citibank, N.A. and Vice-President of Emerging Markets for AT&T Company. Since 1993, she has been a member of the board of directors of The Hain-Celestial Group Inc., and has chaired its compensation committee. She also served as a member of Oak Industries, Inc.’s audit committee from 1996 until its 2000 merger with Corning Incorporated. Ms. Bronner also serves on the boards of several charitable organizations; she is currently serving as a board member of the Cradle Foundation and is on the board of trustees of the Goodman Theater in Chicago, Illinois. She is a former trustee of the New School in New York City.

Vote Required; Board Recommendation
      According to our Bylaws, the affirmative vote by the holders of a plurality of the voting power present in person or represented by proxy and entitled to vote on this matter at the Annual Meeting will be required to elect each of the director nominees.
      The Board of Directors recommends that stockholders vote FOR each of the nominees presented above to serve until the 2008 Annual Meeting and until their successors are elected and have qualified. Proxies solicited by the Board of Directors will be so voted unless the stockholder specifies otherwise.
Directors Continuing in Office
      The following persons serve in Class II and their term as a director of Assurant will expire in 2006:

H. Carroll Mackin, Director. Mr. Mackin, age 64, is the former Executive Vice President and Treasurer of the Company, where he served from 1980 until his retirement in 1997. Mr. Mackin has been a member of our Board of Directors since October 1996. Mr. Mackin served as a consultant to the Company in 1979. He was the Company’s fourth employee and initiated many of the Company’s early activities, including consolidating its investment departments and its first treasury function. Before joining the Company, he was Director for Investments at Forstmann, Leff. He is currently principal owner of Great Northern Manufacturing, LLC, a Louisville, Kentucky-based manufacturer of specialty nails.

Michele Coleman Mayes, Director. Ms. Mayes, age 55, was elected to our Board of Directors in October 2004. Ms. Mayes currently serves as Senior Vice President, General Counsel for Pitney Bowes Inc. Prior to joining Pitney Bowes in 2003, Ms. Mayes held legal and management positions at Colgate-Palmolive Company, including Vice President-Legal, Assistant Secretary, and Corporate Officer from 2001-2003. Prior to joining Colgate-Palmolive in 1992, Ms. Mayes worked at Unisys Corporation and was Staff Vice President and Associate General Counsel from 1987-1992. Previously, Ms. Mayes served in the United States Department of Justice in the Eastern District of Michigan and New York. Ms. Mayes served as the Chief of the Civil Division for the Eastern District of Michigan. Ms. Mayes is a member of the boards of Legal Momentum and the Business Council of Southwestern Connecticut.
      The following persons serve in Class III and their term as a director of Assurant will expire in 2007:

Michel Baise, Director. Mr. Baise, age 55, has been a member of our Board of Directors since October 2003. In January 2005, Mr. Baise was nominated Member of the Board and Chief Financial Officer of Millenniumbcp Fortis Grupo Segurador, a company in which Fortis International holds 51% of the share capital. He was previously General Manager, Finance of Fortis Group and had held this position since 1994. From 1989 to 1994, Mr. Baise worked for Société Générale de Belgique, as Advisor in the Industrial Subsidiaries and Strategy Division. Between 1982 and 1989, Mr. Baise served in various management positions and as a member of the Executive Committee of the Belgian Bank in Hong Kong and Belgium. This was preceded by assignments at the European Asian Bank as Credit Manager in Hamburg, Germany from 1981 to mid-1982, and Operations Manager in Singapore from 1977 to 1980. Mr. Baise began his career in 1972 as a management trainee at Generale Bank, later named Fortis Bank, and held various positions there including Deputy Manager of the Bills Department until 1977. Until March 2005, Mr. Baise was Director and Chairman of Fortis Finance, a subsidiary of Fortis Insurance N.V. Mr. Baise is currently Director and Chairman of various financing vehicles including Fortfinlux SA, FGF Lux SA, Fortinvestlux SA in Luxemburg and Fortis Capital Company, Ltd. in Jersey, Wales.

Howard L. Carver, Director. Mr. Carver, age 60, has been a member of our Board of Directors since June 2002. Mr. Carver retired as an Office Managing Partner of Ernst & Young in June of 2002. Mr. Carver’s career at Ernst & Young spanned five decades, beginning as an auditor and a financial consultant. He later became the director of insurance operations in several Ernst & Young offices, and served as Regional Director of insurance operations, Associate National Director of insurance operations,

Co-Chairman of Ernst & Young’s International insurance committee and was a member of the Ernst & Young National Insurance Steering Committee. He currently chairs the audit committee of Open Solutions and until March 2004, he chaired the audit committee of the Phoenix National Trust Company, a wholly owned subsidiary of the Phoenix Group. Mr. Carver is a Certified Public Accountant and is a member of both the American Institute of Certified Public Accountants and the Connecticut Society of CPAs. Mr. Carver also serves on the boards and/or finance committees of several civic/charitable organizations.

Allen R. Freedman, Director. Mr. Freedman, age 64, has been a member of our Board of Directors since its inception in 1979. Mr. Freedman is currently the owner and principal of arfreedman&co, a corporate strategy development firm and is the former Chairman and Chief Executive Officer of the Company, where he served as Chief Executive Officer until May 2000 and Chairman until his retirement in July 2000. In 1979, Mr. Freedman became the Company’s president and first employee, initiating the Company’s initial strategy and orchestrating its growth over the next 21 years. He began his career in 1964 as a tax lawyer, and a year later, he joined the Internal Revenue Service’s Office of the Chief Counsel. Mr. Freedman served as Vice President of D.H. Magid & Co. from 1967 to 1970. From there, he served as Vice President of Irving Trust Company (now Bank of New York). In 1975, Mr. Freedman became Executive Vice President and Treasurer of Lewis R. Eisner & Co., where he managed the creation of what is now Assurant in the United States, along with several other investments made by predecessors of Assurant. Beginning in 1978, he initiated and supervised most aspects of Assurant’s U.S. operations. Since his retirement as Chairman and Chief Executive Officer of the Company, he has served as a Director of StoneMar LP (formerly Cornerstone Family Services), Chairman of its audit committee and a member of its investment committee. In October 2004, he became a member of the board of directors of Indus International, Inc. and serves as Chairman of its compensation committee. He is also a member of the board of directors of the newly formed Association of Audit Committee Members, Inc. From 1984 to 2004, Mr. Freedman served on the board of directors of Systems & Computer Technologies Corporation (SCTC). In 2002, he was the Chairman of the Board and was chairman of the audit committee of SCTC.

Gilbert Mittler, Director. Mr. Mittler, age 55, is the Chief Financial Officer of Fortis Group, and has been a member of our Board of Directors since March 2003. Mr. Mittler joined AG Group, one of the founding companies of Fortis Group, in 1988 and became at the inception of Fortis Group in 1990, Director of Fortis Group Finance & Development and Secretary of the Executive and Supervisory Boards of Fortis Group. He began his career as an accountant at Arthur Andersen in 1974, and subsequently worked for Belgian holding company Sofina as Senior Officer from 1976 to 1988. In 1988, he was recruited to serve as Head of Corporate Development of the AG Group (now Fortis AG), and in 1993 became Managing Director of ASLK Bank (now Fortis Bank) and a member of its Executive Committee, responsible for Finance & Control and foreign operations. In 1998, he became a member of the executive committee of Fortis Group, and a year later, he was named Managing Director of Fortis (B) and Fortis (NL), maintaining various responsibilities at group level. Since September 2000, he has served as Chief Financial Officer of Fortis Group and since 2001 also as Managing Director and Chief Financial Officer of Fortis Bank. Mr. Mittler is a member of the board of directors of Caifor, Fortis AG, Fortis Bank and Fortis Insurance N.V. He is also Vice-Chairman of the board of directors of the Banque Générale du Luxembourg and a member of Fortis ASR N.V.’s Supervisory Board.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
      The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm to audit our consolidated financial statements for the year ending December 31, 2005. PricewaterhouseCoopers LLP has acted as our Independent Registered Public Accounting Firm since 2000. In accordance with a resolution of the Audit Committee, this appointment is being presented to stockholders for ratification at this meeting. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider their appointment. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and will be available to respond to appropriate questions.
Vote Required; Board Recommendation
      The affirmative vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting is required for ratification.
      The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as Assurant’s Independent Registered Public Accounting Firm for the year ending December 31, 2005. Proxies solicited by the Board of Directors will be so voted unless the stockholder specifies otherwise.

INCORPORATION BY REFERENCE
      The Stock Performance Graph, the Compensation Committee Report on Executive Compensation and the Audit Committee Report (including the reference to the independence and financial expertise of the Audit Committee members), each contained in this Proxy Statement, are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by Assurant under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate such information by reference into any of these future filings.
OTHER MATTERS
      The Board of Directors knows of no matters to be brought before the Annual Meeting other than those listed in the attached Notice of Annual Meeting. If any other matter should properly come before the Annual Meeting, the person named in the enclosed proxy will vote all proxies given to him or her in accordance with his or her best judgment on such matters.
ANNUAL REPORT AND FORM 10-K
      The 2004 Annual Report to Stockholders containing the consolidated financial statements of Assurant for the year ended December 31, 2004, including the Annual Report on Form 10-K for the year ended December 31, 2004, accompanies this Proxy Statement.
      Stockholders may obtain, without charge, an additional copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 as filed with the SEC, without the accompanying exhibits, by writing to Investor Relations, Assurant, Inc., One Chase Manhattan Plaza, 41st Floor, New York, New York 10005. Copies of our Annual Report on Form 10-K are also available, without charge, from our Investor Relations website at http://ir.assurant.com or by dialing 866.888.4219. A list of exhibits is included in the accompanying Form  10-K, and exhibits are available from Assurant upon payment to Assurant of the cost of furnishing them.
STOCKHOLDER PROPOSALS
      Proposals of stockholders intended to be included in the proxy statement and presented at the 2006 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by the Corporate Secretary of Assurant, One Chase Manhattan Plaza, 41st Fl., New York, New York, not later than December 28, 2005 to be considered for inclusion in our proxy materials for that meeting.
      Stockholders intending to present business at our 2006 Annual Meeting, but not intending to have the proposal included in our proxy materials pursuant to Rule 14a-8, must comply with the requirements set forth in our Bylaws. To bring business before an annual meeting, our Bylaws require, among other things, that the stockholder submit written notice thereof complying with the Bylaws to the Corporate Secretary of Assurant not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 no sooner than February 2, 2006 and no later than March 6, 2006. If the notice is received before February 2, 2006 or after March 6, 2006, it will be considered untimely and the proxies granted in connection with the 2006 Annual Meeting will have discretionary authority to vote on the proposal.

By Order of the Board of Directors

Katherine Greenzang
Senior Vice President,
General Counsel and Secretary
Dated: April 27, 2005

APPENDIX A
CORPORATE GOVERNANCE GUIDELINES
OF ASSURANT, INC.

I.	NYSE Corporate Governance Guidelines

A.	Director Qualification Standards

1. Selection of Directors
      The Board of Directors (the “Board”) is responsible for nominating directors. In nominating a slate of directors, the Board’s objective, with the recommendation of the Nominating and Corporate Governance Committee, is to select individuals with skills and experience such that they can properly represent the shareholders and provide oversight of the corporation’s management and be of assistance to management in operating the corporation’s business. When evaluating the recommendations of the Nominating and Corporate Governance Committee, the Board should consider whether individual directors possess the following personal characteristics: integrity, accountability, informed judgment, financial literacy, mature confidence, interpersonal skills and high performance standards. The Board as a whole should possess all of the following core competencies, with each candidate contributing knowledge, experience and skills in at least one domain: accounting and finance, business judgment, management, industry knowledge, leadership and strategy/vision.

2.	Independent Directors
      To increase the quality of the Board’s oversight and to lessen the possibility of damaging conflicts of interest, the Board shall have a majority of “independent directors”, as defined from time to time by the New York Stock Exchange, Inc. (the “NYSE”), by law or by any rule or regulation of any other regulatory body or self-regulatory body applicable to the corporation.

3.	Board Determination of Independence
      No director will be considered “independent” unless the Board affirmatively determines that the director has no material relationship with the corporation (either directly or as a partner, shareholder or officer of an organization that has a relationship with the corporation). When making “independence” determinations, the Board shall broadly consider all relevant facts and circumstances, as well as any other facts and considerations specified by the NYSE, by law or by any rule or regulation of any other regulatory body or self-regulatory body applicable to the corporation. When assessing the materiality of a director’s relationship with the corporation the Board shall consider the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships (among others). The Board may adopt categorical standards to assist it in making independence determinations and these categorical standards, as well as whether a director meets the standards, must be disclosed in the corporation’s annual proxy statement.
      The following relationships shall be determinative of a director’s independence:

a. A director who is an employee or whose immediate family member is an executive officer, of the corporation is not independent until three years after the end of such employment relationship.

b. A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the listed corporation, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation.

c. A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the corporation is not independent until three years after the end of the affiliation or the employment or auditing relationship.

d. A director who is employed, or whose immediate family member is employed, as an executive officer of another corporation where any of the listed corporation’s present executives serve on that corporation’s compensation committee is not “independent” until three years after the end of such service or the employment relationship.

e. A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a corporation that makes payments to, or receives payments from, the listed corporation for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other corporation’s consolidated gross revenues, is not “independent” until three years after falling below such threshold.

      Notwithstanding the foregoing, the following relationships may not disqualify any director or nominee from being considered “independent” and such relationships may be deemed to be an immaterial relationship with the corporation:

a. direct and indirect contributions in any fiscal year by the corporation to a non-profit organization for which a director serves as an executive officer, provided, however, that the corporation must disclose in its annual proxy statement if, within the preceding three years, any such contributions in a single fiscal year exceeded the greater of $1 million or 2% of such charitable organization’s gross consolidated revenues ;

b. a director’s affiliation as an employee or an executive officer (or an immediate family member’s affiliation as an executive officer) of a company that makes payment to or receives payments from the corporation in an amount in any fiscal year less than $1 million or 2% of the company’s consolidated gross revenues;
      In addition, ownership of the corporation’s stock, even a significant amount of stock, is not by itself a bar to an independence finding.

4.	Additional “independence” requirements for Audit Committee membership
      In addition to meeting the general director independence requirements described in paragraph 3, no director may serve on the Audit Committee of the Board unless such director meets all of the criteria established for audit committee service by each audit committee member by the NYSE, the Securities and Exchange Commission, the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act, any other law and any other rule or regulation of any other regulatory body or self-regulatory body applicable to the corporation.

5.	Additional Director Qualifications

a. No director may serve as a director of the corporation if, such director would be 70 years of age or older on the date of election or re-election.

b. In light of the mandatory retirement policy and the evaluation of director performance, the Board does not believe that term limits are necessary. Term limits could deprive the Board of the contribution of directors who, over time, have developed increasing insight into the corporation and its operation.

c. No director may simultaneously serve as Chair of the Audit Committee of more than two public companies.

d. Directors who retire from employment or whose principal position of employment changes should advise the Board of any such retirement or change and volunteer to resign from the Board. This creates an opportunity for the Board, through its Nominating and Corporate Governance Committee, to review the continued appropriateness of Board membership under such circumstances.

e. No Audit Committee member may simultaneously serve on the audit committees of more than three public companies.

6.	Disclosure of Independence Determinations
      The corporation shall disclose in its annual proxy statement its independence determination, including the basis for determining that a relationship is not material, with respect to each director standing for election and each continuing director. The corporation shall promptly disclose the independence of any director elected by the Board. If the Board has adopted categorical standards for independence determinations, as described in paragraph 3, it may make a general disclosure that the independent directors meet the standards set by the Board without detailing particular aspects of any immaterial relationships between a director and the corporation.

B.	Director Responsibilities

1. Board Meetings
      Regular meetings of the Board shall be held at least five times per year and special meetings shall be held as required. Without limiting the foregoing, the Board shall meet as frequently as needed for directors to properly discharge their responsibilities. Every effort should be made to schedule meetings sufficiently in advance to ensure maximum attendance at each meeting. All directors are expected to participate, whether telephonically or in person, in all Board meetings, review relevant materials, serve on Board committees (if eligible), and prepare appropriately for meetings and for discussions with management. Accordingly, each director is expected to devote the time and attention necessary to properly discharge his or her responsibilities as director. The type of individual that the corporation seeks as a director may be involved with many other activities, which would add to his/her desirability as a director and which may occasionally cause such director to be unable to attend a Board meeting.

2.	Conduct of Meetings
      Board meetings shall be run by the Chairman, and shall be conducted in accordance with customary practice in a manner that ensures open communication, meaningful participation and timely resolution of issues. The Chairman shall set the agenda for each meeting together with the Chief Executive Officer. All directors should be given the opportunity to raise items for consideration to be placed on the agenda. Management and any committees of the Board should provide directors with materials concerning matters to be acted upon well in advance of the applicable meeting. Directors should review such materials carefully prior to the applicable meeting.

3.	Executive Sessions of Directors
      Those directors of the corporation who are not officers of the corporation shall hold regular executive sessions at which management, including the CEO, is not present. These sessions shall occur, at a minimum, prior to each regularly scheduled meeting of the Board. If one or more independent directors is chosen to preside at all executive sessions to be held in the coming year, the corporation shall identify such directors in the corporation’s annual proxy statement. As an alternative, the Board may choose to alternate directors who will lead the executive sessions and establish a procedure (which must be disclosed in the annual proxy statement) by which the presiding director will be selected for each executive session. If the Chairman of the Board is an independent director, then the Chairman shall serve as presiding director. In order that interested parties may be able to make their concerns known to the non-management directors, the corporation shall post a statement on its web site indicating that such parties may contact the non-management directors by writing to the Chairman of the Board at the corporation’s headquarters. In addition, the “independent directors” shall hold at least one executive session a year, which shall include only the “independent directors.”

C.	Director Access to Management and Independent Advisors

1. Board Access to Management
      Directors shall have complete access to the corporation’s management in order to become and remain informed about the corporation’s business and for such other purposes as may be helpful to the Board in fulfilling its responsibilities. Directors are expected to use judgment to be sure that this contact is not distracting to the business operations of the corporation and that the CEO is appropriately informed of significant contacts between the Board members and management.
      The Board encourages management to, from time to time, invite to Board meetings managers who (a) can provide additional insight into the items being discussed because of responsibility for and/or personal involvement in these areas, and/or (b) are managers with future potential that the senior management believes should be given exposure to the Board.

2.	Director Access to Independent Advisors
      The Board shall have the autonomy to retain such outside professionals to act as advisors to the Board and/or management as may be deemed necessary or appropriate in the discharge of their duties.
      Board committees may wish to hire their own outside counsel, consultants and other professionals to advise them in the discharge of their duties. The parameters for any such retention shall be set forth in the respective committee charters.

3.	Funding for Committee Advisors
      The corporation shall provide appropriate funding as determined by the Audit Committee, for payment of compensation: (i) to the registered public accounting firm employed by the corporation for the purposes of rendering an audit report or performing other audit, review or attest services for the corporation; and (ii) to any other advisers employed by the Audit Committee. In addition, the corporation shall provide appropriate funding as determined by the Nominating and Corporate Governance Committee and the Compensation Committee, respectively, to any advisers employed by such committees.

D.	Director Compensation

1. Compensation Generally
      The corporation shall disclose its policy regarding compensation for directors in its annual proxy statement. The Board, with the assistance of the Compensation Committee and any outside advisor as appropriate, shall periodically review director compensation (including additional compensation for committee members) in comparison to corporations that are similarly situated to ensure that such compensation is reasonable, competitive and customary. Directors may be awarded compensation sufficient to compensate them for the time and effort they expend to fulfill their duties.

2.	Other Compensation
      If a director serves as an officer of or is compensated by a charitable organization and such charitable organization receives contributions from the corporation and/or the Assurant Foundation, such director will report such contributions to the Nominating and Corporate Governance Committee. Contributions made under the corporation’s charitable gift matching program are excluded from such reporting requirement. The Board shall review all consulting contracts with the corporation, or other arrangements that provide other indirect forms of compensation from the corporation to any director or former director.

3.	Stock Ownership
      As part of a director’s total compensation and to more closely align the interests of directors and the corporation’s shareholders, the Board believes that a meaningful portion of a director’s compensation should be paid in the form of common stock of the corporation.

E.	Director Orientation and Continuing Education
      The corporation shall establish an orientation program for all newly elected directors in order to ensure that the corporation’s directors are fully informed as to their responsibilities and are able to effectively discharge those responsibilities. The orientation program shall, at a minimum, familiarize new directors with the corporation’s (i) strategic plans, (ii) financial control systems and procedures and any significant financial, accounting and risk-management issues, (iii) compliance programs, including with SEC reporting obligations and NYSE corporate governance listing standards, (iv) code of ethics, conflict policies and other controls, (v) principal officers, (vi) internal and independent auditors and (vii) the corporation’s business. The new directors shall be introduced to such management and other personnel, and representatives of the corporation’s outside legal, accounting and other outside advisors as is appropriate to familiarize them with the resources available to them. Each director shall be required periodically to attend a continuing education program for directors approved by the Nominating and Corporate Governance Committee.

F.	Management Succession
      The Nominating and Corporate Governance Committee shall establish policies, principles and procedures for the selection of the CEO and his or her successors, including policies regarding succession in the event of an emergency or the retirement of the CEO. The Board, with the assistance of the Nominating and Corporate Governance Committee, shall review annually with the CEO management succession planning and development.
      The CEO shall communicate to the Board from time to time the CEO’s successor recommendation should the CEO be unexpectedly disabled.

G.	Annual Performance Evaluations

1. Board Evaluation
      The Nominating and Corporate Governance Committee coordinates the process of evaluating the performance of the individual directors, Board committees and the Board as a whole. The purpose of this evaluation is to increase the effectiveness of the Board as a whole, and specifically review areas in which the Board and/or management believes a better contribution could be made from the Board. This evaluation shall include an overview of the talent base of the Board as a whole as well as an individual assessment of each outside director’s qualification as independent under the NYSE corporate governance rules and all other applicable laws, rules and regulations regarding director independence; consideration of any changes in a director’s responsibilities that may have occurred since the director was first elected to the Board; and such other factors as may be determined by the Nominating and Corporate Governance Committee to be appropriate for review. Each committee conducts an annual self-evaluation of its performance. The Nominating and Corporate Governance Committee reviews the self-assessments and incorporates the results into its annual assessment of the effectiveness of the full Board. The Nominating and Corporate Governance Committee evaluates the performance of individual directors when their class terms expire and they are considered for reelection. As appropriate, the Board shall then meet in executive session to discuss these assessments.

2.	Evaluation of CEO
      The Nominating and Corporate Governance Committee shall establish policies, principles and procedures for evaluation of the CEO. The CEO submits an annual self assessment of performance to the Chair of the Nominating and Corporate Governance Committee for review by such Committee. The Compensation Committee reviews data from comparable companies and develops a range of appropriate compensation for the CEO. The Chair of the Nominating and Corporate Governance Committee and the Chair of the Compensation Committee lead the discussion, and the directors evaluate the CEO’s performance and establish the appropriate compensation. The Nominating and Corporate Governance Committee coordinates the Board’s establishment of the CEO’s performance criteria.

H.	Financial Reporting
      The corporation shall have an internal audit function.

I.	Board Committees

1. Number and Independence of Committees
      The corporation shall have an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each to be comprised of a number of independent directors as set forth in the respective charter for each committee. The corporation shall have an Executive Committee, which shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business affairs of the corporation, including the power to authorize the seal of the corporation to be affixed to all papers that may require it, provided that in no case shall the Executive Committee or any other committee act in respect to dividends to shareholders, election of principal officers or the filling of vacancies in the Board of Directors or other committees. The Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee shall be comprised of all independent directors (as described in paragraph 3, above) within the time period required by the NYSE.

2.	Selection of Committee Members
      The Board shall select the directors to serve on each committee and its Chair, giving consideration to the independence and other requirements of the NYSE (and any other applicable law or any rule or regulation of any other regulatory body or self-regulatory body applicable to the corporation) and to any recommendations put forth by the Nominating and Corporate Governance Committee.
      Because of each committee’s demanding role and responsibilities, and the time commitment attendant to membership on each committee, each prospective committee member, prior to being nominated, should be encouraged to evaluate carefully the existing demands on his or her time before accepting any nomination.

3.	Responsibilities
      The Board, or the applicable committee pursuant to a Board delegation of authority, shall adopt a charter for such committee in compliance with all applicable rules and regulations. The charters for each of the Nominating and Corporate Governance Committee, the Compensation Committee and the Audit Committee shall include, at a minimum, those responsibilities required to be set forth therein by the rules of the NYSE, by law or by the rules or regulations of any other regulatory body or self-regulatory body applicable to the corporation.

II.	Further Corporate Governance Guideline Recommendations

A.	Corporate Objective and Mission of the Board of Directors
      The Board of Directors represents the shareholders’ interests. As such, the Board shall conduct its business activities so as to enhance corporate profit and shareholder gain. In pursuing this objective, the Board’s role is to select and oversee a well-qualified and ethical CEO and management team to run the corporation on a daily basis.
      In addition to fulfilling its obligations for increased shareholder value, the Board has responsibility to the corporation’s customers, employees, suppliers and the communities where it operates. These responsibilities are founded upon the successful perpetuation of the business.

B.	Board Size
      The Board should determine, with the assistance of the Nominating and Corporate Governance Committee, the appropriate Board size, taking into consideration any parameters set forth in the corporation’s certificate of incorporation and by-laws as well as any contractual agreements, and periodically assess overall Board composition to ensure the most appropriate and effective Board membership mix. The Board should neither be too small to maintain the needed expertise and independence, nor too large to be efficiently functional. If appropriate, the Board should recommend amendments to the corporation’s charter or by-laws in order to provide for a different Board size than may be set forth therein.

C.	Positions on Boards of Other Corporations
      Directors should notify the Board before accepting a seat on the Board of another business corporation, in order to avoid potential conflicts of interest as well as to help discuss whether the aggregate number of directorships and attendant responsibilities held by a director would interfere with such director’s ability to properly discharge his or her duties.

D.	Corporate Spokesperson
      The Board believes that management should speak for the corporation. Individual directors may from time to time meet or otherwise communicate with various constituencies that are involved with the corporation, but it is expected that Board members would do this with the knowledge of management and in most cases, at the request of management. Board members shall refer any requests for public comment to the Corporate Marketing and Communications Department.

APPENDIX B
ASSURANT, INC. AUDIT COMMITTEE CHARTER
AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF ASSURANT, INC.
CHARTER

I.	OVERALL PURPOSE/ OBJECTIVES
      The Audit Committee (the “Committee”) shall:

A. Advise and assist the Board of Directors (the “Board”) of Assurant, Inc. (the “Company”) in fulfilling its responsibility to the stockholders, potential stockholders and investment community with respect to its oversight of:

the integrity of the Company’s quarterly and annual financial statements;

the Company’s compliance with legal and regulatory requirements;

the independent auditor’s qualifications and independence; and

the performance and effectiveness of the Company’s internal controls over financial and management information and independent auditors;

B. Ensure that the report required by the Securities and Exchange Commission (“SEC”) rules to be included in the Company’s annual proxy statement is prepared and included; and

C. Review and advise the Board on such other matters as may be delegated to it by the Board.
      To perform his or her role effectively, each Committee member will obtain an understanding of the responsibilities of Committee membership as well as the Company’s business, operations, and risks.

II.	AUTHORITY
      The Board authorizes the Committee, within the scope of its responsibilities, to:

A. Seek any information it requires from:

Any employee (and all employees are directed to co-operate with any request made by the Committee); and

External parties;

B. Obtain outside legal or other professional advice;

C. Ensure the attendance of the Company’s officers at its meetings as appropriate; and

D. Appropriate or allocate such funding from the Company as the Committee shall deem necessary for compensation of the independent auditors, for retention by the Committee of legal or professional advisors, or for the discharge of the Committee’s other responsibilities as set forth herein.

III.	ORGANIZATION

A.	Membership
      The Committee shall be comprised of at least three directors as determined by the Board, each of whom is determined by the Board to be “independent” under the rules of the New York Stock Exchange, Inc., the Sarbanes-Oxley Act of 2002, and any rules or regulations promulgated by the SEC pursuant thereto. No member of the Committee may serve on the audit committees of more than three public companies, including the Company, unless the Board (i) determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and (ii) discloses such determination in the annual proxy statements;
      All members should have a working familiarity with basic finance and accounting practices (or acquire such familiarity within a reasonable period after his or her appointment) and at least one member must be an “audit committee financial expert” as such term is defined by Rule 401(h) of Regulation S-K. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or by an outside consultant;
      No member of the Committee shall receive any consulting, advisory, or other compensatory fees from the Company or any of its subsidiaries other than (i) director’s fees for service as a director of the Company, including reasonable compensation for serving on the Committee and regular benefits that other directors receive, or (ii) fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the listed issuer (provided that such compensation is not related in any way to continued service, including any obligation to provide consulting services);
      Chairperson(s) and other members of the Committee will be appointed by the Board for a period consistent with the Corporate Governance Guidelines. The members of the Committee may be removed, with or without cause, by a majority vote of the Board;
      Unless a Chairperson is elected by the full Board, the members of the Committee shall designate a Chairperson by the majority vote of the full Committee membership. The Chairperson shall be entitled to cast a vote to resolve any ties. The Chairperson will chair all regular sessions of the Committee and set the agendas for Committee meetings; and
      The secretary of the Committee will be the Board’s Secretary.

B.	Meetings
      Meetings shall be held not less than four times a year and may be held telephonically. Special meetings may be convened as required. The Chairperson or any member of the Committee may call meetings of the Committee. Internal auditors or the independent auditors may convene a meeting if they consider that it is necessary;
      A quorum for any meeting will be a majority;
      The Committee should meet with the independent auditors and management quarterly to review the Company’s financial statements in a manner consistent with that outlined in section IV.B.2 of this Charter;
      The Committee shall periodically meet separately with each of management, the directors of the internal audit group and the independent auditors to discuss any matters that the Committee or each of the groups believe would be appropriate to discuss privately;
      The internal and independent auditors should be invited to make presentations to the Committee as appropriate;
      All non-management directors that are not members of the Committee may attend meetings of the Committee but may not vote. Additionally, the Committee may invite to its meetings any director, management of the Company and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meeting any persons it deems appropriate in order to carry out its responsibilities; and
      Minutes will be made of all meetings and activities of the Committee.

IV.	ROLES AND RESPONSIBILITIES

A.	Roles
      The Committee, in discharging its role, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard, the Committee shall have the authority to retain outside legal, accounting or other advisors for this purpose, including the authority to approve the fees payable to such advisors and any other terms of retention;
      The Committee shall be given full access to the Company’s internal audit group, Board, corporate executives and independent accountants as necessary to carry out these responsibilities. While acting within the scope of its stated purpose, the Committee shall have all the authority of the Board; and
      Notwithstanding the foregoing, the Committee shall not be responsible for certifying the Company’s financial statements or guaranteeing the auditor’s report. The fundamental responsibility for the Company’s financial statements and disclosures rests with management.

B.	Responsibilities
      The Committee shall:

Internal Control
      1. Discuss with management the Company’s guidelines and policies with respect to risk assessment and risk management. The Committee should discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;
      2. Evaluate whether management is setting the appropriate “control culture” by communicating the importance of internal control and risk management and ensuring that all employees have an understanding of their roles and responsibilities; and
      3. Evaluate the results of the assessments regarding the quality of internal control by management (Control & Risk Self Assessment) and internal auditors. Gain an understanding of whether internal control recommendations made have been implemented by management.
      4. Discuss with independent auditors any significant matters regarding internal control over financial reporting that have come to their attention during the conduct of their audit.
      An adequate system for the management of business and operational risks, security and control of computer systems and applications, and business continuity are highly important in this respect.

Financial Reporting

General:
      1. In consultation with the independent auditors, management and the internal auditors, review the integrity of the Company’s financial reporting processes, both internal and external. In connection therewith, the Committee should obtain and discuss with management and the independent auditor reports from management and the independent auditor regarding: (i) all critical accounting policies and practices to be used by the Company; (ii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all significant alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company’s management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent auditor; (iii) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; (iv) major issues as to the adequacy of the Company’s internal controls and any specific audit steps adopted in light of material control deficiencies; and (v) any other material written communications between the independent auditor and the Company’s management;
      2. Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, as well as off-balance sheet structures, and understand their impact on the financial statements of the Company;

      3. Review with the independent auditor (i) any audit problems or other difficulties encountered by the auditor in the course of the audit process, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management and (ii) management’s responses to such matters. Without excluding other possibilities, the Committee may wish to review with the independent auditor (i) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise), (ii) significant consultation, on matters that otherwise are required to be disclosed to the Committee, made with the independent auditor’s national office, and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company; and
      4. Review and discuss with the independent auditor the responsibilities, budget and staffing of the Company’s internal audit function;

Annual and quarterly financial statements:
      1. Review with management and the independent auditors prior to public dissemination the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and a discussion with the independent auditors of the matters required to be discussed by Statement of Auditing Standards No. 90;
      2. Review and discuss with management and the independent auditors the Company’s earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance;
      3. Pay particular attention to complex and/or unusual transactions such as restructuring charges and derivative disclosures;
      4. Focus on judgmental areas, for example those involving the setting and the release of provision, the valuation of assets and liabilities; warranty, product or environmental liability; litigation reserves; and other commitments and contingencies;
      5. Challenge management for explanations of any identified audit differences not recorded; and
      6. Perform any functions required to be performed by it or otherwise appropriate under applicable law, rules or regulations, the Company’s By-Laws and the resolutions or other directives of the Board, including review of any certification required to be reviewed in accordance with applicable law or regulations of the SEC.

Internal Audit
      1. Review the audit charter, organizational structure and activities of Assurant Audit and ensure no unjustified restrictions or limitations are made;
      2. Review the qualifications of internal audit personnel and concur in the appointment, replacement, reassignment or dismissal of the general auditor;
      3. Review the effectiveness of the internal audit function;
      4. Approve the annual audit plan, scope and audit budget;
      5. Meet separately with the internal auditors to discuss any matters that the Committee or auditors believe should be discussed privately;

      6. Ensure that significant findings and recommendations made by the internal auditors are received and discussed on a timely basis; and
      7. Ensure that management responds to recommendations by the internal auditors.

Independent Auditors
      1. Retain and terminate independent auditors and approve all audit engagement fees and terms;
      2. Inform each registered public accounting firm performing work for the Company that such firm shall report directly to the Committee;
      3. Directly oversee the work of any registered public accounting firm employed by the Company, including the resolution of any disagreement between management and the auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work;
      4. Approve in advance any significant audit or non-audit engagement or relationship between the Company and the independent auditors, other than “prohibited non-auditing services”;
      “Prohibited non-auditing services” are services that Congress, the SEC or the Public Company Accounting Oversight Board prohibits through regulation.
      Notwithstanding the foregoing, pre-approval is not necessary for minor audit services if: (i) the aggregate amount of all such non-audit services provided to the Company constitutes not more than five percent (5%) of the total amount of revenues paid by the Company to its auditor during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by the Company at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Committee. The Committee may delegate to one or more of its members the authority to approve in advance all significant audit or non-audit services to be provided by the independent auditors so long as it is presented to the full Committee at a later time.
      5. Review, at least annually, the qualifications, performance and independence of the independent auditors. In conducting its review and evaluation, the Committee should:

a. At least annually, obtain, discuss, and review a report by the independent auditor describing: the firm’s internal quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

b. Ensure the rotation of the lead audit partner at least every five years, and consider whether there should be regular rotation of the audit firm itself;

c. Confirm with any independent auditor retained to provide audit services for any fiscal year that the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has not performed non-audit services for the Company in each of the five previous fiscal years of the Company; and

d. Meet separately with the independent auditors to discuss any matters that the committee or auditors believe should be discussed privately;

e. Ensure that significant findings and recommendations made by the independent auditors are received and discussed on a timely basis; and

f. Ensure that management responds to recommendations by the independent auditors.

Compliance with Laws and Regulations
      1. Review periodically, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements;
      2. Review the relevant findings of examinations by regulatory agencies;
      3. Obtain regular updates from management and Company’s compliance officer(s) regarding compliance matters;
      4. Set clear hiring policies for employees or former employees of the independent auditors consistent with law; and
      5. Establish procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Compliance with the Company’s Code of Conduct
      1. Ensure that the code of conduct is in writing and that arrangements are made for all employees to be aware of it;
      2. Evaluate whether management is setting the appropriate “tone at the top” by communicating the importance of the code of conduct and the guidelines for acceptable behavior;
      3. Review the process for monitoring compliance with the code of conduct; and
      4. Obtain regular updates from management regarding compliance.

Reporting Responsibilities
      1. Ensure that an audit committee report as required by the SEC to be included in the Company’s annual proxy statement is prepared and included;
      2. Report regularly to the full Board:

With respect to any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, the performance of the internal audit function or any matters that may significantly impact the financial condition or affairs of the business;

a. Following all meetings of the Committee; and

b. With respect to such other matters as are relevant to the Committee’s discharge of its responsibilities.
      3. The Committee shall provide such recommendations as the Committee may deem appropriate. The report to the Board may take the form of an oral report by the Chairperson or any other member of the Committee designated by the Committee to make such report

Other Responsibilities
      1. Perform other activities related to this charter as requested by the Board;
      2. If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist;
      3. Review and update the charter annually, recommend to the Board any improvement to this charter that the Committee considers necessary or valuable and receive approval of such changes from the Board;
      4. Review and evaluate, at least annually, the performance of the Committee and its members, including by reviewing the compliance of the Committee with this charter; and
      5. The Committee shall conduct its evaluations and reviews in such manner as it deems appropriate.

APPENDIX C
ASSURANT, INC. COMPENSATION COMMITTEE CHARTER
COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS OF ASSURANT, INC.
CHARTER

I.	PURPOSE
      The Compensation Committee (the “Committee”) shall:

A. Discharge the responsibilities of the Board of Directors to the stockholders, potential stockholders and investment community with respect to the corporation’s compensation programs and compensation of the corporation’s executives; and

B. Produce an annual report on executive compensation for inclusion in the corporation’s annual proxy statement, in accordance with applicable rules and regulations of the New York Stock Exchange, Inc. (the “NYSE”), Securities and Exchange Commission (the “SEC”) and other regulatory bodies.

II.	STRUCTURE AND OPERATIONS
Composition and Qualifications
      The Committee shall be comprised of three or more members of the Board of Directors. Within the time period required by the New York Stock Exchange, Inc. (the “NYSE”) for companies listing in conjunction with their initial public offering, each member of the Committee shall be a director who is determined by the Board of Directors to be “independent” under the rules of the NYSE and shall meet any other standards of independence as prescribed for purposes of any federal securities laws or other laws relating to the duties and responsibilities of the Committee. Additionally, no director may serve unless he or she (i) is a “Non-employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.
Appointment and Removal
      The members of the Committee shall be appointed by the Board of Directors and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.
Chairman
      Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by majority vote of the full Committee membership. The Chairman shall be entitled to cast a vote to resolve any ties. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.
Delegation of Responsibilities
      In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to (i) a subcommittee of the Committee, or (ii) with regard only to awards under the Company’s incentive or equity-based compensation plans to non-executive officers and employees, to the Company’s Chief Executive Officer, provided that such delegation is narrowly defined to cover a certain incentive or equity-based plan of the Company, and the authority granted is with regard to a specified number or amount of awards.

III.	MEETINGS
      The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The Chairman of the Board or any member of the Committee may call meetings of the Committee. At any meeting of the Committee, the presence of a majority of its members then in office shall constitute a quorum for the transaction of business; and the act of a majority of its members present at a meeting at which a quorum is present shall be the act of the Committee. The Committee may also, as necessary or appropriate to address unusual issues that cannot be deferred to a Committee meeting, take action by unanimous written consent of its members. Minutes of all meetings of the Committee shall be kept.
      As part of its review and establishment of the performance criteria and compensation of designated key executives, the Committee should meet separately at least on an annual basis with the CEO, the corporation’s principal human resources executive, and any other corporate officers, as it deems appropriate. However, the Committee should meet regularly without such officers present, and in all cases such officers shall not be present at meetings at which their performance and compensation are being discussed and determined. All meetings of the Committee may be held telephonically.
      All non-management directors that are not members of the Committee may attend meetings of the Committee but may not vote. Additionally, the Committee may invite to its meetings any director, management of the corporation and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

IV.	RESPONSIBILITIES AND DUTIES
      The following functions shall be the common recurring activities of the Committee in carrying out its responsibilities outlined in Section I of this Charter. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in Section I of this Charter.
      The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate and shall have the sole authority to retain outside counsel or other experts for this purpose, including the authority to approve the fees payable to such counsel or experts and any other terms of retention.
Setting Compensation for Executive Officers and Directors
      1. Establish and review the overall compensation philosophy of the corporation.
      2. Review and approve corporate goals and objectives relevant to CEO and other executive officers compensation, including annual performance objectives.
      3. Evaluate the performance of the CEO and other executive officers in light of these criteria and, based on such evaluation, either as a committee or together with other independent directors (as directed by the Board of Directors), review and approve the annual salary, bonus, stock options and other benefits, direct and indirect, of the CEO and other executive officers.
      4. Monitor the effectiveness of the compensation plans in terms of supporting both the company’s succession objectives and the motivation and retention of any other executives deemed to be of high potential (those who are seen as succeeding to management board positions within three years). An annual report on succession to management board positions will be provided to the Compensation and Governance committees in September annually. This report will address the performance and capabilities of all incumbents in management board positions and those who are viewed as successors to those positions.

      5. In connection with executive compensation programs:

(i) Review and recommend to the full Board of Directors, or approve, new executive compensation programs;

(ii) Review on a periodic basis the operations of the corporation’s executive compensation programs to determine whether they are properly coordinated and achieving their intended purpose(s);

(iii) Establish and periodically review policies for the administration of executive compensation programs; and

(iv) Take steps to modify any executive compensation program that yields payments and benefits that are not reasonably related to executive and corporate performance.
      6. Establish and periodically review policies in the area of senior management perquisites.
      7. Consider policies and procedures pertaining to expense accounts of senior executives.
      8. Review and make recommendations to the full Board of Directors, or approve any contracts or other transactions with current or former executive officers of the corporation, including consulting arrangements, employment contracts, severance or termination arrangements and loans to employees made or guaranteed by the corporation.
Monitoring Incentive and Equity-Based Compensation Plans
      1. Review and make recommendations to the Board of Directors with respect to the corporation’s incentive-compensation plans and equity-based plans, and oversee the activities of the individuals responsible for administering those plans.
      2. Review and approve all equity compensation plans of the corporation that are not otherwise subject to the approval of the corporation’s stockholders.
      3. Review and make recommendations to the full Board of Directors, or approve all awards of shares or share options pursuant to the corporation’s equity-based plans.
      4. Monitor compliance by executives with the rules and guidelines of the corporation’s equity-based plans.
      5. Review and monitor employee pension, profit sharing and benefit plans.
      6. Select, retain and/or replace, as needed, compensation and benefits consultants and other outside consultants to provide independent advice to the Committee. In that connection, in the event the Committee retains a compensation consultant, the Committee shall have the sole authority to approve such consultant’s fees and other retention terms.
Reports
      1. Prepare a compensation committee report on executive compensation as required by the SEC to be included in the corporation’s annual proxy statement.
      2. Report regularly to the Board of Directors (i) following meetings of the Committee, (ii) with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities and (iii) with respect to such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.
      3. Maintain minutes or other records of meetings and activities of the Committee.

V.	ANNUAL PERFORMANCE EVALUATION
      The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee and its members, including by reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

APPENDIX D
ASSURANT, INC. NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS OF ASSURANT, INC.
CHARTER

I.	PURPOSE
      The Nominating and Corporate Governance Committee (the “Committee”) shall provide assistance to the Board of Directors in fulfilling its responsibility to the shareholders, potential shareholders and investment community by:

A. Identifying individuals qualified to become directors, consistent with criteria approved by the Board of Directors, and selecting, or recommending that the Board of Directors select, the candidates for all directorships to be filled by the Board of Directors or by the shareholders;

B. Developing and recommending to the Board of Directors a set of corporate governance principles applicable to the corporation;

C. Evaluating annually the performance of each committee of the Board of Directors and recommending to the Board of Directors the creation or elimination of Board standing or special committees and the establishment of membership of such committees;

D. Developing director responsibilities, orientation, and continuing education programs, as necessary or appropriate;

E. Overseeing the evaluation of the Board of Directors and management;

F. Overseeing the management continuity planning process and recommending to the Board of Directors candidates to occupy management positions; and

G. Otherwise taking a leadership role in shaping the corporate governance of the corporation.

II.	STRUCTURE AND OPERATIONS
Composition and Qualifications
      The Committee shall be comprised of three or more members of the Board of Directors. Within the time period required by the New York Stock Exchange, Inc. (the “NYSE”) for companies listing in conjunction with their initial public offering, each member of the Committee shall be a director who is determined by the Board of Directors to be “independent” under the rules of the NYSE and shall meet any other standards of independence as prescribed for purposes of any federal securities laws or other laws relating to the duties and responsibilities of the Committee.
Appointment and Removal
      The members of the Committee shall be appointed by the Board of Directors and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.
Chairman
      Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by majority vote of the full Committee membership. The Chairman shall be entitled to cast a vote to resolve any ties. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Delegation to Subcommittees
      In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

III.	MEETINGS
      The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The Chairman of the Board or any member of the Committee may call meetings of the Committee. All meetings of the Committee may be held telephonically. At any meeting of the Committee, the presence of a majority of its members then in office shall constitute a quorum for the transaction of business; and the act of a majority of its members present at a meeting at which a quorum is present shall be the act of the Committee. The Committee may also, as necessary or appropriate to address unusual issues that cannot be deferred to a Committee meeting, take action by unanimous written consent of its members. Minutes of all meetings of the Committee shall be kept.
      All non-management directors that are not members of the Committee may attend meetings of the Committee but may not vote. Additionally, the Committee may invite to its meetings any director, management of the corporation and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

IV.	RESPONSIBILITIES AND DUTIES
      The following functions shall be the common recurring activities of the Committee in carrying out its responsibilities outlined in Section I of this Charter. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in Section I of this Charter.
      The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate and shall have the sole authority to retain outside counsel or other experts for this purpose, including the authority to approve the fees payable to such counsel or experts and any other terms of retention.
Board Selection, Composition and Evaluation
      1. Establish criteria for the selection of new directors to serve on the Board of Directors.
      2. Subject to any pre-existing shareholders’ agreements, identify individuals believed to be qualified as candidates to serve on the Board of Directors and select, or recommend that the Board of Directors select, the candidates for all directorships to be filled by the Board of Directors or by the shareholders at an annual or special meeting. In identifying candidates for membership on the Board of Directors, the Committee shall take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the Board of Directors.
      Review and make recommendations to the full Board of Directors, or determine, whether members of the Board should stand for re-election. Consider matters relating to the retirement of Board members, including term limits or age caps.
      In the case of a director nominated to fill a vacancy on the Board of Directors due to an increase in the size of the Board, recommend to the Board of Directors the class of directors in which the director-nominee should serve.

      4. Conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates. In that connection, the Committee shall have sole authority to retain and to terminate any search firm to be used to assist it in identifying candidates to serve as directors of the corporation, including sole authority to approve the fees payable to such search firm and any other terms of retention.
      5. Consider questions of independence and possible conflicts of interest of members of the Board of Directors and executive officers.
      6. Review and make recommendations, as the Committee deems appropriate, regarding the composition and size of the Board of Directors in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds.
      7. Develop and oversee (with the assistance of the Chairman of the Board and Secretary) an orientation program for all newly elected directors and continuing education program for all directors in order to ensure that the directors are fully informed as to their responsibilities and the means at their disposal for the effective discharge of those responsibilities.
      8. Oversee evaluation of, at least annually, and as circumstances otherwise dictate, the Board of Directors and management.
Committee Selection, Composition and Evaluation
      1. Recommend members of the Board of Directors to serve on the committees of the Board, giving consideration to the criteria for service on each committee as set forth in the charter for such committee, as well as to any other factors the Committee deems relevant, and where appropriate, make recommendations regarding the removal of any member of any committee.
      2. Recommend members of the Board of Directors to serve as the Chair of the committees of the Board of Directors.
      3. Establish, monitor and recommend the purpose, structure and operations of the various committees of the Board of Directors, the qualifications and criteria for membership on each committee of the Board and, as circumstances dictate, make any recommendations regarding periodic rotation of directors among the committees and impose any term limitations of service on any Board committee.
      4. Periodically review the charter, composition and performance of each committee of the Board of Directors and make recommendations to the Board for the creation of additional committees or the elimination of Board committees.
Corporate Governance
      1. Consider the adequacy of the certificate of incorporation and by-laws of the corporation and recommend to the Board of Directors, as conditions dictate, that it propose amendments to the certificate of incorporation and by-laws for consideration by the shareholders.
      2. Develop and recommend to the Board of Directors a set of corporate governance principles and keep abreast of developments with regard to corporate governance to enable the Committee to make recommendations to the Board of Directors in light of such developments as may be appropriate.
      3. Consider policies relating to meetings of the Board of Directors. This may include meeting schedules and locations, meeting agendas and procedures for delivery of materials in advance of meetings.
Continuity/ Succession Planning Process
      1. Oversee and approve the management continuity planning process. Review and evaluate the succession plans relating to the CEO and other executive officer positions and make recommendations to the Board of Directors with respect to the selection of individuals to occupy these positions.

Diversity
      1. Review the Company’s policy on diversity, evaluate its implementation by the management of the Company, and make recommendations to the Board of Directors regarding the Company’s efforts to promote diversity among directors, officers, employees and contractors.
Reports
      1. Report regularly to the Board of Directors (i) following meetings of the Committee, (ii) with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities and (iii) with respect to such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.
      2. Maintain minutes or other records of meetings and activities of the Committee.
Advisors
      1. The Committee shall have the authority to retain outside legal, accounting or other advisors as deemed necessary or appropriate in the performance of its duties, including the authority to approve the fees payable to such advisors and any other terms of retention.

V.	ANNUAL PERFORMANCE EVALUATION
      The Committee shall perform a review and evaluation, periodically, of the performance of the Committee and its members, including by reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, periodically, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate. Additionally, the Committee shall evaluate the periodic review process undertaken.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED,
WILL BE VOTED “FOR” THE PROPOSALS.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

WITHHELD
	FOR	FOR ALL
ITEM 1. ELECTION OF DIRECTORS	☐	☐

Nominees:
01 John Michael Palms PhD., D. Sc.
02 J. Kerry Clayton
03 Dr. Robert J. Blendon
04 Beth L. Bronner

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

		FOR	AGAINST	ABSTAIN
ITEM 2-	APPOINTMENT OF PRICEWATERHOUSE-COOPERS LLP, AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐

I PLAN TO ATTEND THE MEETING	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Ù FOLD AND DETACH HERE Ù

PROXY

ASSURANT, INC.

Annual Meeting of Stockholders – June 2, 2005
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned hereby appoints Robert B. Pollock and Lesley G. Silvester, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Assurant, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held June 2, 2005 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù